EXECUTION COPY


                            ASSET PURCHASE AGREEMENT

                                 by and between

                             PINNACLE SYSTEMS, INC.

                                       and

                             HEWLETT-PACKARD COMPANY

                                  June 30, 1999


                                                   TABLE OF CONTENTS
                                                                                                                   Page
                                                                                                                   ----


TABLE OF CONTENTS.....................................................................................................i


ARTICLE I DEFINITIONS.................................................................................................1


ARTICLE II SALE AND PURCHASE OF ASSETS................................................................................7

         2.1      Purchase and Sale of Assets.........................................................................7
         2.2      Excluded Assets.....................................................................................8
         2.3      Assumption of Liabilities...........................................................................9
         2.4      Liabilities Not Assumed............................................................................10
         2.5      Article II Schedules Update........................................................................11

ARTICLE III PURCHASE PRICE; CLOSING..................................................................................11

         3.1      Payment of Purchase Price..........................................................................11
         3.2      Allocation of Purchase Price.......................................................................12
         3.3      The Closing........................................................................................12
         3.4      Deliveries at the Closing..........................................................................12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER..................................................................13

         4.1      Organization of Seller.............................................................................13
         4.2      Authorization of Transaction.......................................................................13
         4.3      Noncontravention...................................................................................14
         4.4      Financial Statements...............................................................................14
         4.5      Indebtedness; Guaranties...........................................................................15
         4.6      Title to Assets....................................................................................15
         4.7      Sufficiency of Acquired Assets.....................................................................15
         4.8      Absence of Changes.................................................................................15
         4.9      Absence of Undisclosed Liabilities.................................................................16
         4.10     Legal and Other Compliance.........................................................................16
         4.11     Taxes..............................................................................................16
         4.12     Restrictions on Business Activities................................................................16
         4.13     Equipment..........................................................................................17
         4.14     Agreements, Contracts and Commitments..............................................................17
         4.15     Litigation.........................................................................................18
         4.16     Insurance..........................................................................................18
         4.17     Brokers' and Finders' Fees.........................................................................18
         4.18     Employee Benefit Plans and Compensation............................................................19
         4.19     Consents...........................................................................................20


                                                           -i-

                                                   TABLE OF CONTENTS
                                                      (continued)

                                                                                                                   Page
                                                                                                                   ----

         4.20     Business Records...................................................................................20
         4.21     Year 2000..........................................................................................20
         4.22     Non-Standard Product Warranties....................................................................21

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER....................................................................21

         5.1      Organization of Buyer..............................................................................21
         5.2      Authority..........................................................................................21
         5.3      Noncontravention...................................................................................21
         5.4      Capitalization.....................................................................................22
         5.5      Buyer Shares.......................................................................................22
         5.6      SEC Documents; Buyer Financial Statements..........................................................22
         5.7      No Material Adverse Change.........................................................................23
         5.8      Absence of Undisclosed Liabilities.................................................................23
         5.9      Litigation.........................................................................................23
         5.10     Brokers'and Finders'Fees...........................................................................23
         5.11     Legal Compliance...................................................................................23
         5.12     Consents...........................................................................................23

ARTICLE VI BUYER SHARES..............................................................................................24

         6.1      Securities Act Exemption...........................................................................24
         6.2      Stock Restriction and Registration Rights Agreement................................................24

ARTICLE VII PRE-CLOSING COVENANTS....................................................................................24

         7.1      Conduct of the Business Pending Closing............................................................24
         7.2      Sales Orders.......................................................................................25
         7.3      Conduct of Business by Buyer.......................................................................25
         7.4      Access and Review..................................................................................25
         7.5      Update Schedules...................................................................................26
         7.6      Notice of Adverse Developments.....................................................................26
         7.7      Exclusivity........................................................................................27

ARTICLE VIII ADDITIONAL AGREEMENTS...................................................................................27

         8.1      Additional Required Transfers......................................................................27
         8.2      Access to Records After Closing....................................................................27
         8.3      Public Disclosure..................................................................................27
         8.4      Contractual Consents...............................................................................28
         8.5      Legal Requirements.................................................................................28
         8.6      Additional Documents and Further Assurances........................................................28
         8.7      Notification of Certain Matters....................................................................28

                                                          -ii-

                                                   TABLE OF CONTENTS
                                                      (continued)
                                                                                                                   Page
                                                                                                                   ----

         8.8      Nasdaq National Market Listing.....................................................................28
         8.9      Pre-Closing Taxes..................................................................................28
         8.10     Transfer Taxes.....................................................................................28
         8.11     Employee Matters...................................................................................29
         8.12     Confidentiality....................................................................................30
         8.13     Noncompetition.....................................................................................30
         8.14     Preparation of Audit of the Business...............................................................31

ARTICLE IX CONDITIONS TO OBLIGATION TO CLOSE.........................................................................31

         9.1      Conditions to Obligation of Buyer..................................................................31
         9.2      Conditions to Obligation of Seller.................................................................32

ARTICLE X INDEMNIFICATION............................................................................................33

         10.1     Indemnification of Buyer...........................................................................33
         10.2     Indemnification of Seller..........................................................................33
         10.3     Limitations on Indemnification.....................................................................33
         10.4     Procedure for Indemnification......................................................................34
         10.5     Remedies Exclusive.................................................................................35
         10.6     Arbitration........................................................................................35

ARTICLE XI TERMINATION...............................................................................................35

         11.1     Termination of Agreement...........................................................................35
         11.2     Effect of Termination..............................................................................35

ARTICLE XII MISCELLANEOUS............................................................................................36

         12.1     Non-Survival of Representations, Warranties and Agreements.........................................36
         12.2     Amendment..........................................................................................36
         12.3     Extension; Waiver..................................................................................36
         12.4     Notices............................................................................................36
         12.5     Expenses...........................................................................................38
         12.6     Counterparts.......................................................................................38
         12.7     Entire Agreement...................................................................................38
         12.8     Assignment.........................................................................................38
         12.9     Severability.......................................................................................38
         12.10    Other Remedies.....................................................................................38
         12.11    Governing Law; Arbitration.........................................................................39
         12.12    Rules of Construction..............................................................................39
         12.13    No Third Party Beneficiaries.......................................................................39
         12.14    Incorporation of Exhibits and Schedules............................................................39

                                                         -iii-

                                                   TABLE OF CONTENTS
                                                      (continued)
                                                                                                                   Page
                                                                                                                   ----

                                                  INDEX OF EXHIBITS


         Exhibit      Description
         -------      -----------
         Exhibit A    Technology Transfer and License Agreement
         Exhibit B    Manufacturing, Supply and Transition Services Agreement
         Exhibit C    Purchase Price Allocation
         Exhibit D    Form of Assumption of Liabilities
         Exhibit E    Form of Bill of Sale and General Assignment of Assets
         Exhibit F    Form of Investment Representation Statement
         Exhibit G    Form of Stock Restriction and Registration Rights Agreement
         Exhibit H    Form of Opinion of Counsel to Seller
         Exhibit I    Form of Opinion of Counsel to Buyer


                                                          -iv-


                                                   TABLE OF CONTENTS
                                                      (continued)
                                                                                                                   Page
                                                                                                                   ----

                                                   INDEX OF SCHEDULES


         Schedule     Description
         --------     -----------

         2.1(a)       Finished Goods Inventory
         2.1(b)       Equipment
         2.1(d)(i)    Sales Orders
         2.1(d)(iii)  Material Contracts
         2.1(d)(iv)   Cash Deposits
         2.2(g)       Other Excluded Assets
         2.3(e)       Customer Support Commitments, etc.
         4.4(a)       Seller Financial Statements
         4.6          Title to Assets
         4.9          Liabilities
         4.14         Contracts
         4.18         Employee Matters
         4.19         Required Consents
         4.21         Year 2000
         4.22         Standard Terms and Conditions
         5.10         Buyer's Brokers' Fees
         8.11         Key Employees; Employee Incentive Programs


                                                          -v-

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is entered into on June 30, 1999 by and between Pinnacle Systems, Inc., a California corporation ("Pinnacle" or the "Buyer"), and Hewlett-Packard Company, a Delaware corporation (the "Seller"). Buyer and Seller are referred to collectively herein as the "Parties."

                                    RECITALS

         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain assets and certain liabilities of the Broadcast Video Server, Broadcast Media Stream and Quality Advisor businesses of the Video Communications Division of Seller (the "Business") in consideration of the Purchase Price (as defined below) on the terms and conditions set forth herein (the "Acquisition");

         WHEREAS, in connection with the Acquisition, Buyer and Seller desire to make certain representations, warranties, covenants and other agreements;

         WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to each Parties' willingness to enter into this Agreement, Buyer and Seller are entering into the Technology Transfer and License Agreement attached hereto as Exhibit A (the "Technology Transfer Agreement").

         WHEREAS, concurrently with the execution of this Agreement and as a condition and inducement to each Parties' willingness to enter into this Agreement, Buyer and Seller are entering into a Manufacturing, Supply and Transition Services Agreement attached hereto as Exhibit B (the "Transition Agreement") pursuant to which, among other things, effective as of the Closing Date (as hereafter defined): (a) Seller has agreed to manufacture certain products for Buyer for a transition period and to provide certain manufacture support services in connection therewith and (b) Seller has agreed to allow former employees and sales individuals hired by Buyer to use Seller's facilities for a limited period of time.

         NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 "Acquired Assets" shall have the meaning set forth in Section 2.1.

         1.2 "Acquisition" shall have the meaning set forth in the recitals above.

         1.3 "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         1.4 "Agreement" shall have the meaning set forth in the preamble above.

         1.5 "Article II Schedules" shall mean Schedules 2.1(a), 2.1(b), 2.1(d)(i), 2.1(d)(iii), 2.1(d)(iv), 2.2(e) and 2.3(e)

         1.6 "Assigned Contract" shall have the meaning set forth in Section 2.1(d).

         1.7 "Assigned Technology" shall have the meaning set forth in Section 2.1(c).

         1.8 "Assumed Liabilities" shall have the meaning set forth in Section 2.3.

         1.9 "Backlog" shall have the meaning set forth in Section 3.1.

         1.10 "Best Knowledge" shall mean actual knowledge.

         1.11 "Business" shall have the meaning set forth in the recitals above.

         1.12 "Business Records" shall mean all existing books and records reasonably necessary to enable Buyer to continue the design, manufacture, marketing and sale of Finished Goods Inventory, ownership or use of the Acquired Assets and conduct of the Business including, without limitation, all lists, information, records, files, literature, brochures, catalogs, correspondence, displays and other similar data relating to financial, operating, Finished Goods Inventory, customer, supplier, vendor, manufacturer and promotional matters or relating to the design, manufacture, marketing and sale of Inventory, ownership or use of the Acquired Assets or conduct of the Business.

         1.13 "Buyer" has the meaning set forth in the preamble above.

         1.14 "Buyer Financial  Statements"  shall have the meaning set forth in
Section 5.5.

         1.15 "Buyer Shares" shall have the meaning set forth in Section 3.1(a).

         1.16 "Chemical Substance" means any chemical substance which is identified or regulated under any Environmental Law or Safety Law as defined below, including but not limited to any: (i) pollutant, contaminant, irritant, chemical, raw material, intermediate, product, by-product, slag, construction debris; (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste; (iii) petroleum or any fraction thereof; (iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyl; (vi) chlorofluorocarbons; and (vii) any other similarly regulated substance, material or waste.

         1.17 "Closing" has the meaning set forth in Section 3.3.

         1.18 "Closing Date" has the meaning set forth in Section 3.3.

         1.19 "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         1.20 "Code" means the United States Internal Revenue Code of 1986, as amended.

         1.21 "Conflict" shall have the meaning set forth in Section 4.3.

         1.22 "Employee" means any current, former, or retired employee, consultant, independent contractor, sales representative, officer or director of the Seller or any ERISA Affiliate employed or retained in connection with the operation of the Business.

         1.23 "Employee Agreement" means each employment, severance, consulting, relocation, repatriation and expatriation or similar agreement, contract or understanding, whether written or oral, between the Seller or any ERISA Affiliate and any Employee.

         1.24 "Employee Benefit Plan" means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including, without limitation, any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) which is or has been maintained, contributed to, or required to be contributed to, by the Seller or any ERISA Affiliate (as defined below) for the benefit of any Employee, and pursuant to which the Seller or any ERISA Affiliate has or may have any material Liability or obligation, contingent or otherwise.

         1.25 "Environment" means real property and any improvements thereon, and also includes, but is not limited to, ambient air, surface water, drinking water, groundwater, land surface, subsurface strata and water body sediments.

         1.26 "Environmental Laws" mean any United States federal, state, or local or any foreign law, regulation or legal requirement relating to pollution, or protection or cleanup of the Environment, including, without limitation, all laws, regulations, codes of practice and other similar controls issued by any Governmental Entity; all laws, regulations, and directives made by the legislative organs of the European Economic Community, the European Community, and the European Union; the United States Comprehensive Environmental Response, Compensation and Liability Act, as amended; the United States Resource Conservation and Recovery Act, as amended; the United States Clean Air Act, as amended; the United States Clean Water Act, as amended; and any other law or legal requirement, as now in effect, relating to (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Chemical Substance; (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Chemical Substance; (c) exposure of persons, including employees, to any Chemical Substance; or, (d) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance.

         1.27  "Environmental  Liabilities and Costs" means all losses incurred:
(i) that are required by a governmental agency or third party in order to comply with any Environmental Law or Environmental Permit; (ii) that are required by a governmental agency or third party as a result of a Release of any Chemical Substance; or (iii) that are required by a governmental agency or third party as a result of any environmental conditions present at, created by or arising out of the past or present operations of Seller through the Closing Date or, to the Best Knowledge of Seller, of any prior owner or operator of a facility or site at which Seller now operates or has previously operated.

         1.28 "Environmental Permit" means any Permit or authorization from any governmental authority required under, issued pursuant to, or authorized by any Environmental Law.

         1.29 "Equipment" shall have the meaning set forth in Section 2.1(b).

         1.30 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

         1.31  "Estimated  Purchase  Price"  shall have the meaning set forth in
Section 3.1(c).

         1.32 "ERISA Affiliate" means any other Person (as defined below) under common control with the Seller within the meaning of Section 414(b), (c), (m) or
(o) of the Code and the  rules  and  regulations  promulgated  thereunder.

         1.33 "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

         1.34 "Excluded Assets" shall have the meaning set forth in Section 2.2.

         1.35 "Excluded Liabilities" shall have the meaning set forth in Section 2.4.

         1.36  "Extremely  Hazardous  Substance"  has the  meaning  set forth in
Section 302 of the United States Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         1.37  "Finished  Goods  Inventory"  shall have the meaning set forth in
Section 2.1(a).

         1.38 "GAAP" shall mean generally accepted accounting principles.

         1.39 "Governmental Entity" shall have the meaning set forth in Section 4.3.

         1.40 "HSR Act" shall have the meaning set forth in Section 4.3.

         1.41 "Key Employee" shall mean those  employees of Seller  specified on
Schedule 8.11 hereto.

         1.42 "Liability" shall mean any liability, responsibility or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

         1.43 "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, restriction on transfer, conditional sale, or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) statutory or common law liens to secure landlords, lessors, or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iii) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations, and (iv) statutory or common law liens in favor of carriers, landlords, warehousemen, processors, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due, and (v) purchase money liens.

         1.44 "Material Adverse Effect on Buyer" shall mean any circumstance, change in, or effect on Buyer, that is materially adverse to the earnings, financial condition or prospects of Buyer or to the ability of Buyer to consummate the transactions contemplated by this Agreement provided, however that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect on Buyer: (i) a change that results from conditions affecting the digital video editing industry generally, (ii) a change that results from conditions affecting the U.S. or the world economy generally, or (iii) a decline in Buyer's Common Stock price as quoted on Nasdaq (in and of itself, as distinguished from the circumstances, change or effect that may have triggered such decline).

         1.45 "Material Adverse Effect on Seller" shall mean any circumstance, change in, or effect on Seller that is materially adverse to the Business or the Acquired Assets or to the ability of Seller to consummate the transactions contemplated by this Agreement, provided that neither of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect on Seller: (i) a change that results from conditions affecting the digital broadcast video server industry generally, and (ii) changes in the amount of or nature of Backlog or Finished Goods Inventory.

         1.46 "Obsolete Inventory" shall mean all items of Finished Goods Inventory which (i) are damaged, previously returned, obsolete, discontinued or otherwise for any reason not saleable in the ordinary course of the Business including, without limitation, any finished Goods Inventory items representing more than a six-months supply of such item based on Seller's historical usage records over the last six months (or for such shorter period of the existence of a particular product) in connection with the Business or (ii) without limiting clause (i), constitute discontinued product lines.

         1.47 "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

         1.48 "Products" shall have the meaning set forth in Section 2.1(d).

         1.49 "Purchase Price" shall have the meaning set forth in Section 3.1.

         1.50 "Related Agreements" shall mean the Transition Agreement, the Technology Transfer Agreement and the Stock Restriction and Registration Rights Agreement.

         1.51 "Release" means any actual or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Chemical Substance or Extremely Hazardous Substance into the Environment that would cause an Environmental Liability and Cost (including the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

         1.52 "Safety Laws" means any federal, state, local and foreign law, regulation or legal requirement relating to health or safety, including the United States Occupational Safety and Health Act, as amended, each as now or hereinafter in effect, relating to (a) exposure of employees to any Chemical Substance or (b) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to equipment or manufacturing processes, or the management, use, storage, disposal, cleanup or removal of any Chemical Substance.

         1.53 "Sales Orders" shall have the meaning set forth in Section 2.1(d).

         1.54 "SEC" shall mean the United States Securities and Exchange Commission.

         1.55 "SEC Documents" shall have the meaning set forth in Section 5.5.

         1.56 "Securities Act" shall mean the United States Securities Act of 1933, as amended.

         1.57 "Seller" shall have the meaning set forth in the preamble above.

         1.58 "Seller Financial  Statements" shall have the meaning set forth in
Section 4.4(a).

         1.59 "Stock Restriction and Registration Rights Agreement" shall have the meaning set forth in Section 6.4.

         1.60 "Tax" or "Taxes" shall mean any and all federal, state, local, and foreign taxes, assessments, and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties, and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         1.61 "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         1.62 "Tax Warranty" shall have the meaning set forth in Section 11.1.

         1.63 "Technology Transfer Agreement" shall have the meaning set forth in the Recitals.

         1.64 "Transition Agreement" shall have the meaning set forth in the Recitals.

                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS


         2.1 Purchase and Sale of Assets. Subject to and upon the terms and conditions hereof, and in reliance upon the representations, warranties and covenants made herein by each party to the other, on the Closing Date, Seller agrees to sell, transfer, assign, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, free and clear of any Lien, all of Seller's right, title and interest in and to the below-listed assets wherever situated of Seller that are used in or associated with the Business except to the extent that any such assets form a part of the Excluded Assets as provided in Section 2.2 (collectively, the "Acquired Assets"):

                  (a) The finished goods inventory of the Business  specified in
Schedule 2.1(a) (collectively, the "Finished Goods Inventory").

                  (b) The equipment and other fixed assets of the Business, associated spare parts, component parts, supplies, maintenance tools, assemblies and accessories as set forth or described in Schedule 2.1(b) wherever located (collectively, the "Equipment"), subject to the right of Seller to continue to use the Equipment in accordance with the terms of the Transition Agreement;

                  (c) The rights and licenses to the "HP Business Intellectual Property" and the "HP Related Intellectual Property" as set forth in the Technology Transfer Agreement and executed by the Buyer and Seller concurrent herewith;

                  (d) (i) The contracts, orders or commitments for the purchase of the products of the Business ("Products") described in summary form in
Schedule 2.1(d)(i) (collectively, the "Sales Orders") and subject to the proviso set forth in Section 2.3;

                           (ii) All  warranty  rights and claims  against  third
parties relating to or arising under any of the Acquired Assets (except to the extent that such warranty rights and claims relate to or arise from Damages for which Buyer is entitled to indemnity from Seller in accordance with Section 10.1 hereof).

                           (iii) The other contracts and agreements  relating to
the design, manufacture, supply, marketing or sale of Products, relating to the Acquired Assets or which may affect the conduct of the Business after Closing, and which are set forth in Schedule 2.1(d)(iii) (but only to the extent that required consents have been received); and

                           (iv) Any and all  cash  deposits  that  have not been
recognized as revenue associated with Sales Orders, as set forth and described in Schedule 2.1(d)(iv).

                           All  of  the   foregoing  in  this  Section   2.1(d),
including  Sales  Orders,   are  collectively   referred  to  as  the  "Assigned
Contracts".

                  (e) All customer, distribution, supplier and mailing lists of Seller specific to the Business;

                  (f) All causes of action, judgments, claims and demands of every nature whatsoever in favor of the Business and relating to the Acquired Assets (except to the extent that such causes of action, judgments, claims and demands relate to or arise from Damages for which Buyer is entitled to indemnity from Seller in accordance with Section 10.1 hereof);

                  (g) All labels, signs, packaging, promotional materials, point-of-purchase displays or cards, sales literature, advertising, catalogs, brochures, documents and other such items relating to the sale of Products or otherwise used in the Business, subject to the terms of the Technology Transfer Agreement; and

                  (h) All existing books and records and other similar data directly relating to financial, operating, Products, customer, supplier, vendor, and manufacturer matters reasonably necessary to enable Buyer to continue the uninterrupted design, manufacture, marketing and sale of Products, ownership or use of the Acquired Assets and conduct of the Business.

         2.2 Excluded Assets. There shall be excluded from the Acquired Assets to be sold, assigned, transferred, conveyed and delivered to Buyer hereunder, and to the extent in existence on the Closing Date, there shall be retained by Seller all other assets of Seller, including the following assets, properties and rights (collectively, the "Excluded Assets"):

                  (a) Trade accounts receivable of the Business arising on or prior to the Closing Date;

                  (b) Cash and cash equivalents, other than the cash transferred by Buyer pursuant to Section 2.1(d);

                  (c) Cash received after the Closing in payment of trade accounts receivable retained by Seller pursuant to Section 2.2(a);

                  (d) Equipment associated with Seller's facilities;

                  (e) Office equipment of Seller's employees engaged in the Business and not hired by Buyer in connection with this Agreement;

                  (f) Raw materials, work-in-process and other inventory within the manufacturing process; and

                  (g) All other assets set forth on Schedule 2.2(g).

         2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth herein, and subject to Section 2.4 hereof, from and after the Closing Date, the Buyer will assume and satisfy or perform when due only the following Liabilities of Seller (the "Assumed Liabilities"):

                  (a) All Liabilities of Seller under the Assigned Contracts, including any Liability for performance thereon, but only to the extent such Assigned Contracts are set forth or described in the relevant Schedules to section 2.1(d);

                  (b) All Liabilities in respect of claims made against Seller and/or Buyer by or on behalf of third parties, seeking the recall, return, replacement, retrofitting and/or repair of Products, and any labor or freight costs, damages or expenses associated with any such claims, all warranty obligations whether or not pursuant to any express Product warranties or warranties or responsibilities imposed or implied by statutes, governmental regulation or otherwise, regardless of whether the affected Products were developed, manufactured or sold, or warranties were extended, on, prior or subsequent to the Closing;

                  (c) The liabilities, responsibilities and obligations arising out of Buyer's obligations under the Technology Transfer Agreement;

                  (d) Any and all Liabilities relating to the ownership, use, or operation of the Acquired Assets arising after the Closing Date; and

                  (e) All  Liabilities in respect of commitments as set forth on
Schedule 2.3(e), including extended warranty, customer support, upgrade and product delivery commitments for the Products;

provided, however, that Buyer shall have no rights to, or obligation pursuant to, any contract or agreement of Seller identified in Schedules 2.1(d)(i), (iii) or (iv) that by its terms requires, prior to assignment, a consent to assignment unless a written consent thereto has been obtained on or prior to the Closing Date and such contracts shall neither be Acquired Assets nor Assumed Liabilities unless and until such consent is obtained. With respect to each Sales Order not assigned to Buyer, which would have been acquired by Buyer pursuant to Section 2.1(d)(i) but for the failure to obtain a required consent, Seller shall continue to deal with the other contracting party(ies) to such Sales Order as the prime contracting party, and the Buyer and Seller shall use commercially reasonable efforts to obtain the consent(s) of all required parties to the assignment of such Sales Order(s). Such

Sales Order(s) shall be promptly assigned by Seller to the Buyer after receipt of such consent(s) after the Closing Date and thereafter shall be deemed to be an Assumed Liability hereunder as if such consent had been obtained prior to the Closing Date. Notwithstanding the absence of any such consent, the Buyer shall be entitled to the benefits of such Sales Order(s) accruing after the Closing Date to the extent that Seller may provide the Buyer with such benefits without violating the terms of such Sales Order, and Buyer agrees to perform at its sole expense all of the obligations of Seller to be performed under such Sales Order(s) from the Closing Date until such time as Buyer reasonably determines that such consents cannot be obtained, after which Buyer shall have no further obligation or benefit with respect to the performance of such Sales Order(s).

         2.4 Liabilities Not Assumed. Except as expressly set forth in this Agreement, the Buyer does not assume or agree to perform any Liabilities not specifically contemplated by Section 2.3 hereof, including any of the following Liabilities (collectively, the "Excluded Liabilities"):

                  (a) Any Liability of Seller, or any Affiliate of Seller, for Taxes for any taxable period, and any Liability for Taxes attributable to the Acquired Assets for all periods or any portion thereof prior to the Closing Date;

                  (b) Any Liability of Seller, or any Affiliate of Seller, to indemnify any person by reason of the fact that such person was a director, officer, employee or agent of Seller, or any Affiliate of Seller, or that such person was serving at the request of Seller, or any Affiliate of Seller, as a partner, trustee, director, officer, employee or agent of another entity;

                  (c) Any Liability of Seller, or any Affiliate of Seller, as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time caused by any action that occurred or condition that existed on or prior to the Closing Date and in respect of anything done, suffered to be done, or omitted to be done by Seller, or any Affiliate of Seller, or any of their directors, officers, employees or agents, except for such actions or proceedings arising from or directly related to those specific Liabilities as the Buyer has assumed pursuant to Section 2.3 above;

                  (d) Any Liability of Seller,  or any Affiliate of Seller,  for
costs  and  expenses   incurred  in  connection  with  this  Agreement  and  the
transactions contemplated hereby;

                  (e) Any Liability or obligation of Seller, or any Affiliate of Seller, arising out of any Employee Benefit Plan established or maintained by Seller, or any Affiliate of Seller, for the benefit of past or present employees of Seller, or Affiliate of Seller, or to which Seller, or Affiliate of Seller, contributes, or any Liability on the termination of any such plan;

                  (f) Any Liability of Seller, or any Affiliate of Seller, for making payments or providing benefits of any kind to their employees or former employee engaged in the Business, including, without limitation, (A) as a result of the sale of the Acquired Assets or as a result of the termination by Seller, or any Affiliate of Seller, of any employees engaged in the Business or decision by Buyer to hire or not to hire any such employees or to terminate such employees within 180 days of the Closing Date, (B) any obligation to provide former employees of Seller engaged in the Business (including individuals who become former employees by reason of the consummation of the transactions contemplated by this Agreement) so-called COBRA continuation coverage, (C) any Liability in respect of medical and other benefits for existing and future retirees engaged in the Business and for claims made after Closing Date in respect of costs and expenses incurred on or prior to the Closing Date, (D) any Liability in respect of work-related employee injuries or worker's compensation claims by employees or former employees of Seller engaged in the Business, (E) any Liability in respect of employee bonuses payable to former employees of Seller engaged in the Business and (F) any Liability for vacation pay or similar accruals;

                  (g) Any Liability pertaining to Seller, or any Affiliate of Seller, or their respective businesses and arising out of or resulting from noncompliance on or prior to the Closing Date with any laws, statutes, ordinances, rules, regulations, orders, determinations, judgments or directives, whether legislatively, judicially or administratively promulgated (including, without limitation, any Environmental Liabilities and Costs, whether or not arising out of or resulting from noncompliance with Environmental Laws by Seller, or any Affiliate of Seller) but excluding any warranty obligations assumed by Buyer pursuant to Sections 2.3(b) and 2.3(e);

                  (h) Any Liability of Seller, or any Affiliate of Seller, under any licenses, leases, contracts or agreements except as contemplated by Section 2.3;

                  (i) All Liabilities incurred by Seller in connection with the conduct of its businesses other than the Business; and

                  (j) Any Liability in respect of trade accounts payable, or payable obligations, incurred prior to the Closing Date.


         2.5 Article II Schedules Update. At the close of business on the date that is one day prior to the Closing Date, Seller shall update the Article II Schedules as of the Closing Date and, subject to the approval of Buyer (which approval shall not be unreasonably withheld), Seller shall deliver such updated
Article II Schedules at the Closing; thereafter such updated Article II Schedules shall constitute the definitive Article II Schedules.

                                   ARTICLE III

                             PURCHASE PRICE; CLOSING

         3.1 Payment of Purchase Price.

                  (a) As consideration for the sale, assignment, transfer, and delivery by Seller to Buyer of the Acquired Assets, Buyer, on the terms and conditions set forth herein, shall deliver to Seller at the Closing an aggregate amount of $40,000,000, which amount shall be increased or decreased: (i) for each dollar that Finished Goods Inventory, net of reserves for excess and obsolescence calculated in accordance with GAAP, at the Closing Date is less than or greater than $11,400,000; and (ii) by a sum equal to 1/2 of the amount that the value of Products under Sales

Orders that are shippable within 180 days of closing at the Closing Date ("Backlog") is less than or greater than $6,000,000 (as so adjusted, the "Purchase Price").

                  (b) On the Closing Date, the Purchase Price shall be paid in a combination of cash and stock as follows: (i) Buyer shall issue that number of shares of its Common Stock, no par value, determined by dividing 2/3 of the adjusted Purchase Price by the average closing sale price of Pinnacle's Common Stock in trading on the Nasdaq National Market over 20 trading days ending on the second trading day prior to Closing (the "Buyer Shares"), provided that no fractional shares will be issued and (ii) Buyer shall wire to an account designated by Seller two days prior to the Closing Date a cash payment equal to 1/3 of the adjusted Purchase Price plus the cash value of any fractional shares (which shall be calculated by taking the product of any fraction from clause (i) and the average closing sale price of Pinnacle's Common Stock in trading on the Nasdaq National Market over 20 trading days ending on the second trading day prior to Closing).

                  (c) The Parties agree and acknowledge that complete data necessary for the Purchase Price adjustments described in Section 3.1(a) will not be available on the Closing Date. Therefore, at the close of business on the day before the Closing Date, Seller will provide Buyer with an estimate of the Purchase Price that shall be subject to Buyer's approval, which approval shall not be unreasonably withheld (the "Estimated Purchase Price"). At the Closing, Buyer shall pay the Estimated Purchase Price in accordance with Section 3.1(b). Within 10 days after the Closing, Seller shall confirm the Purchase Price adjustments and calculate the final Purchase Price, subject to Buyer's approval (which approval shall not be unreasonably withheld), and Buyer shall pay Seller an amount equal to the difference, if any, between the final Purchase Price and the Estimated Purchase Price. Any such difference shall be paid in accordance with Section 3.1(b).

         3.2 Allocation of Purchase Price. The parties agree that the preliminary allocation of the purchase price for the Acquired Assets shall be as determined by the allocation set forth on Exhibit C attached hereto, which shall be binding on all parties. Such allocation may be amended or modified by the Buyer at any time within 60 days after the Closing Date with the prior written consent of Seller, which consent shall not be unreasonably withheld. All parties shall use such final allocation in any Tax Return.

         3.3 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, in Palo Alto, California, commencing at 10:00 a.m., within three business days following satisfaction of the Closing conditions set forth in Sections 8.1 and 8.2 or such other date as the Parties may mutually determine (the "Closing Date").

         3.4 Deliveries at the Closing. At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments and documents referred to in
Section 8.1 below; (ii) Seller will execute, acknowledge (if appropriate) and deliver to Buyer (A) assignments of the Assigned Contracts and Intellectual Property transfer documents in accordance with the Technology Transfer Agreement (including an Assignment of Patents, an Assignment of Trademarks and an Assignment of Copyrights in a form mutually agreed to by the Parties), and (B) such other instruments of sale, transfer, conveyance and assignment as Buyer and its counsel may reasonably request; (iii) Buyer and Seller will execute, acknowledge (if appropriate), and deliver the Assignment and Assumption Agreement in the form attached hereto as Exhibit D and the Bill of Sale and General Assignment of Assets in the form attached hereto as Exhibit E; and (iv) subject to Section 3.1(c), Buyer will deliver to Seller the consideration payable at Closing specified in Section 3.1 above, and such novations of assigned contracts, leases and other agreements as Seller shall have delivered to Buyer as provided herein.

         Simultaneously with such delivery, Seller will use its commercially reasonable efforts and take all action as may be necessary to put Buyer in possession of the Acquired Assets except to the extent such Acquired Assets are to remain in the possession of Seller under the terms of the Transition Agreement.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                     SELLER

         Seller hereby represents and warrants to Buyer subject to the specific exceptions disclosed in the schedules hereto (each referencing the appropriate section numbers of this Article IV as to which an exception exists) delivered by Seller to Buyer, as follows:

         4.1  Organization  of  Seller.

                  (a) Seller is a corporation validly existing and in good standing under the laws of the State of Delaware.

                  (b) There is no domestic state or jurisdiction or foreign country where any Acquired Assets are located or the character or location of the Business or the Acquired Assets requires qualification of Seller as a foreign corporation except where such qualification has been obtained and is validly in effect, or except where the failure to obtain such qualification would not have a Material Adverse Effect on Seller.

                  (c) Seller has all requisite  corporate power and authority to
(i) own the Acquired Assets and conduct the Business as and where it is now being conducted; (ii) execute and deliver this Agreement, the Related Agreements and the other documents and instruments required hereby and thereby; (iii) assign, transfer, convey, sell and deliver to Buyer all right, title and interest to all of the Acquired Assets under this Agreement, free and clear of all Liens; and (iv) otherwise carry out and perform the terms, conditions and provisions of this Agreement and such other documents and instruments.

         4.2 Authorization of Transaction. All corporate actions to be taken by or on the part of Seller to authorize and permit the execution and delivery by it of this Agreement, the Related Agreements and the instruments required to be executed and delivered by it pursuant hereto and thereto, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement and each of the Related Agreements have been duly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms and conditions subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and (ii) the availability of injunctive relief and other equitable remedies.

         4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 3.4 above), will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Seller or the Acquired Assets is subject or any provision of the charter or bylaws of Seller, except where such violation would not have a Material Adverse Effect on Seller; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, (any such event, a "Conflict") under any agreement, contract, lease, license, instrument, Lien or other arrangement to which Seller is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Lien upon any of the Acquired Assets) except (i) where such violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Lien would not have a Material Adverse Effect on Seller or
(ii) for applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Except as required by the HSR Act, no consent, waiver, approval, order, or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission (any of the foregoing authorities, instrumentalities, a "Governmental Entity"), is required by or with respect to Seller in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

         4.4 Financial Statements.

                  (a) Set forth in Schedule 4.4(a) are the Seller's Statements of Income relating to the Business for each month in the six-month period ended May 31, 1999 (collectively, "Seller Financial Statements"). The Seller Financial Statements are true and correct in all material respects and fairly present the items set forth therein and the results of operations reflected thereby for each of the related respective periods, all in conformity with GAAP.

                  (b) All Finished Goods Inventory consists of a quality and quantity usable and saleable in the ordinary course of the Business at first quality prices without discount or reduction, except for Obsolete Inventory. The values at which all Finished Goods Inventories (other than excess and Obsolete Inventory) are carried reflect the historical and consistent inventory valuation policy of Seller stating such inventories at the lower of average cost or fair market value.

         4.5 Indebtedness; Guaranties. Seller does not have indebtedness for money borrowed or for the deferred purchase price of property or services, capital lease obligations, conditional sale, or other title retention agreements relating to any of the Acquired Assets. Seller is not a guarantor or otherwise liable for any liability or obligation of any other person or entity for any matter which relates to or affects or will affect the Acquired Assets.

         4.6 Title to Assets. Except as set forth on Schedule 4.6, Seller has good and valid title to, or a valid and subsisting leasehold or license interest in, and the power to sell or assign the Acquired Assets (including all the HP Business Intellectual Property) being sold or assigned by it, free and clear of all Liens.

         4.7 Sufficiency of Acquired Assets. The Acquired Assets (including the HP Business Intellectual Property and the HP Related Intellectual Property licensed to Buyer under the Technology Transfer Agreement) comprise all of the material assets of Seller used by it to design, manufacture and deliver to customers the Products in the ordinary course of the Business as currently conducted and to conduct research and development activities specific to the design and manufacture of the Products, other than the 743 Computers and the 744 Computers (as defined in the Transition Agreement) which are to be supplied by Seller to Buyer under the terms of Article 3 of the Transition Agreement. The Acquired Assets do not include other assets of Seller which are or have been used by it not only in its conduct of the Business but in the conduct of other parts of Seller's business, including without limitation the systems, hardware and software, tools and people associated with corporate accounting, information processing, facilities, purchasing, the HP Related Intellectual Property not licensed to Buyer under the Technology Transfer Agreement, shipping, customer support, telephone support, human resources, legal, business services functions and other similar functions.

         4.8 Absence of Changes. Since May 31, 1999, there has not been any Material Adverse Effect on Seller. Without limiting the generality of the foregoing, since that date:

                  (a) Seller has not accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) involving payments of more than $100,000 relating to the Acquired Assets;

                  (b) Seller has not delayed or postponed the payment of material accounts payable and other Liabilities beyond their due date relating to the Acquired Assets outside the ordinary course of business except with respect to accounts or Liabilities subject to dispute in good faith by Seller;

                  (c) Seller has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) relating to the Acquired Assets involving payments of more than $100,000;

                  (d) The Acquired Assets have not been materially damaged, destroyed or lost (whether or not covered by insurance).

                  (e) Seller has not entered into any employment contract or collective bargaining agreement, or modified the terms of any existing such contract or agreement relating to the Business, except in the ordinary course of business consistent with past practice;

                  (f) Seller has not changed employment or compensation terms for any of the Key Employees, except in the ordinary course of business consistent with past practice or as contemplated by this Agreement and the other agreements entered into in connection herewith;

                  (g) Seller has not accelerated the collection or conversion of accounts receivable or notes receivable relating to the Acquired Assets by offering any incentive for such acceleration, including but not limited to prepayment discounts, allowances or enhancements, except in the ordinary course of business consistent with past practice; and

                  (h) Seller has not committed to do any of the foregoing.

         4.9 Absence of Undisclosed Liabilities. To the Best Knowledge of Seller, there is no Liability and no threatened action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand, which could give rise to any Liability that would reasonably be expected to have a Material Adverse Effect on Seller.

         4.10 Legal and Other Compliance. To the Best Knowledge of Seller, Seller is in full compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), the violation of which would have a Material Adverse Effect on Seller.

         4.11 Taxes. To the extent a failure to do so would adversely affect Buyer, any Acquired Asset, or Buyer's use of any Acquired Asset, Seller has (i) timely filed within the time period for filing or any extension granted with respect thereto all Tax Returns which it is required to file relating to or pertaining to any and all Taxes attributable or levied upon any Acquired Asset and (ii) paid any and all Taxes it is required to pay in connection with the periods to which such Tax Returns relate except such taxes as are being contested in good faith. There are (and immediately following the execution and delivery of this Agreement there will be) no Liens on any Acquired Asset relating to or pertaining to Taxes, except with respect to Taxes not yet due and payable. To the Best Knowledge of Seller, no basis exists or will exist for the assertion of any claim which, if adversely determined, would result in a Lien on any Acquired Asset or otherwise adversely affect Buyer, any Acquired Asset, or Buyer's use of any Acquired Asset.

         4.12 Restrictions on Business Activities. There is no agreement (noncompetition, field of use, or otherwise), judgment, injunction, order or decree to which Seller is a party and which will be binding on Buyer after the Closing which has or reasonably could be expected to have the effect of prohibiting or impairing (i) any business practice of Seller with respect to any Acquired Asset, or (ii) the conduct of the Business by the Seller (or, after the Closing Date, Buyer). Without limiting the foregoing, Seller has not entered into any agreement that will be binding on Buyer after the Closing that restricts the sale, license, or distribution of any products, services, or technology of the Business to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         4.13 Equipment. The Equipment is free from defects, has been reasonably maintained in accordance with Seller's customary procedures, is in good operating condition and repair (subject to normal wear and tear) and is suitable in all respects for the purposes for which it presently is used.

         4.14 Agreements, Contracts and Commitments. Except as contemplated by this Agreement or as listed on Schedules 4.14 or 8.11 or on the Schedules enumerated in Section 2.1 or 2.3, Seller currently has not, is not a party to, or is not bound by with respect to the Business, any Acquired Asset or any Key
Employee:

                  (i) any collective bargaining agreements;

                  (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

                  (iii) any arrangements providing any stock option, stock purchase, stock appreciation, bonus, deferred compensation, pension, severance, profit sharing or retirement benefits, or any other employee benefit;

                  (iv) any agreement, contract, or commitment relating to the disposition or acquisition of Acquired Assets other than Finished Goods Inventory;

                  (v) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement; (vi) any agreement of indemnification or guaranty (other than as set forth in standard end-user license agreements entered into by Seller in the ordinary course of business consistent with past practice);

                  (vii) any agreement entered otherwise than in the ordinary course of business consistent with past practice;

                  (viii) any agreement (or group of related agreements) relating to capital expenditures and involving future payments in excess of $100,000;

                  (ix) any agreement (or group of related agreements) under which payment has already been received by Seller (whether in whole or in part) but which requires the performance of services after the date hereof (including invoicing any customer on services not fully delivered and performed at the date of such invoice);

                  (x) any agreement or obligation pursuant to which Seller is obligated to provide maintenance services for a period in excess of one year;

                  (xi) any agreement (including invoices) relating to the provision of maintenance or services outside the ordinary course of business;

                  (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by Seller or extension of credit to Seller, involving obligations in excess of $100,000 or under which Seller has imposed any Lien on any of the Acquired Assets;

                  (xiii) any  agreement  concerning  confidentiality;

                  (xiv) any distribution, joint marketing, development, or partnership or joint venture agreement;

                  (xv) any other agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) that involves payment of $100,000 or more by the Seller.

         Seller has delivered, or will upon request of Buyer deliver, to the Buyer a correct and complete copy of each written agreement listed in Schedule
4.14. Seller has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms of or conditions of any Assigned Contract (except for any breach, violation or default arising from a provision governing consent to assignment in connection with the transactions contemplated hereby). Each Assigned Contract is in full force and effect and, except as otherwise disclosed in Schedule 4.14, is not subject to any default thereunder of which Seller has knowledge by any party obligated to Seller pursuant thereto.

         4.15 Litigation. There is no action, suit, proceeding, claim, arbitration, or investigation pending before any court or administrative agency against Seller (or any officer, director, or partner of Seller in their capacity as such) that relates to any Acquired Asset, the adverse determination of which could result, in a Material Adverse Effect on Seller, or that question the validity of this Agreement or of any action taken to or to be taken pursuant to or in connection with this Agreement. To the Best Knowledge of Seller, no such action, proceeding, claim, arbitration, or investigation has been threatened, and Seller is not aware of any basis for any such action, suit, proceeding, claim, arbitration, or investigation. There are no judgments, orders, decrees, citations, fines, or penalties heretofore assessed against Seller affecting the Business or the Acquired Assets under any federal, state, local, or foreign law. No Governmental Entity has since June 30, 1994 challenged or questioned the legal right of Seller to manufacture, offer, or sell any product related to the Acquired Assets in the present manner or style thereof.

         4.16 Insurance. Seller maintains adequate self-insurance programs covering the Acquired Assets, including the maintenance of sufficient reserves.

         4.17 Brokers' and Finders' Fees. Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby

         4.18 Employee Benefit Plans and Compensation.

                  (a) Employee Benefit Plan  Compliance.  Except as set forth on
Schedule 4.18, (i) the Seller has performed all material obligations required to be performed by it under each Employee Benefit Plan and each Employee Benefit Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations including, without limitation, ERISA and the Code; (ii) there are no audits, inquiries or proceedings pending or, to the knowledge of the Seller or any ERISA Affiliate, threatened by the IRS or DOL with respect to any Employee Benefit Plan; (iii) neither the Seller nor any ERISA Affiliate is subject to any penalty or tax with respect to any Employee Benefit Plan under
Section 402(i) of ERISA or Sections 4975 through 4980 of the Code; (iv) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Benefit Plan; and (v) each Employee Benefit Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code that has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Benefit Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Employee Benefit Plan.

                  (b) Multiemployer Plans. At no time has the Seller contributed to or been requested to contribute to any Multiemployer Plan.

                  (c) No  Post-Employment  Obligations.  Except  as set forth on
Schedule 4.18, no Employee Benefit Plan provides, or has any Liability to provide, life insurance, medical or other employee benefits to any Key Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Seller has not represented, promised or contracted (whether in oral or written form) to any Key Employee (either individually or to Key Employees as a group) that such Key Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                  (d) Effect of Transaction. Except as set forth on Schedule 4.18, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Benefit Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. No payment or benefit which will or may be made by the Seller or Buyer or any of their respective Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

                  (e) Employment Matters. The Seller (i) is in compliance in all material respects with all applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Key Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Key Employees; (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for Key Employees (other than routine payments to be made in the ordinary course of business, consistent with past practices).

                  (f) Labor. No work stoppage or labor strike against the Seller is pending or, to the knowledge of the Seller, threatened with respect to the Business or involving or relating to any of the Key Employees. The Seller is not involved in or threatened with any labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any Key Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in Liability to the Seller. The Seller has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act with respect to the Business or involving or relating to any of the Key Employees which could, individually or in the aggregate, directly or indirectly result in a Liability to the Seller. The Seller is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement, contract with or commitment to any labor representatives with respect to the Business or involving or relating to any of the Key Employees, and the Seller has not conducted negotiations with respect to any such future contracts or commitments; no labor representatives hold bargaining rights with respect to any Key
Employees; and there are no current or, to the knowledge of the Seller, threatened attempts to organize or establish any trade union or employee association with respect to the Seller involving or relating to the Business or any of the Key Employees. The Seller has provided Buyer with all information Buyer has requested with respect to the names, date of hire or compensation of Key Employees.

         4.19 Consents. Schedule 4.19 sets forth a true, correct, and complete list of the identities of any person or entity (including a Governmental Entity) whose consent or approval is required, and the matter, agreement, or contract to which such consent relates, in connection with the transfer, assignment or conveyance by Seller of any Acquired Asset.

         4.20 Business Records. The Business Records of Seller (i) are accurate in all material respects, (ii) have been maintained in accordance with applicable laws and with generally accepted practices and standards in the jurisdiction(s) in which Seller operates, and (iii) are in Seller's possession or under its control.

         4.21 Year 2000.

                  (a) Products. The Products set forth on Schedule 4.21 and any Product shipped prior to the Closing Date that is subject to a warranty or extended warranty obligation under Section 2.3(b) or Section 2.3(e), will accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations, when used in accordance with the Product documentation provided by Seller (including any instructions for installing patches or upgrades), provided that all other items (e.g. hardware, software, firmware) used in combination with such Products properly exchange date data with it.

                  (b) Manufacturing Assets. Seller represents and warrants that all manufacturing assets constituting part of the Equipment can be (or may be modified to be) used prior to, during, and after the calendar year 2000 and that such manufacturing assets will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than a century except to the extent such inability to use and process such date data would not give rise to any Liability that would reasonably be expected to have a Material Adverse Effect on Seller.

         4.22 Non-Standard Product Warranties. Except as set forth on Schedule 2.3(e), no product manufactured, sold, licensed, leased, or delivered by Seller in its conduct of the Business is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, license, or lease or beyond that implied or imposed by applicable law. Schedule 4.22 includes a copy of the standard terms and conditions of sale, license, or lease for Seller.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         5.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and, after the Closing, will have all corporate power to own and operate the Acquired Assets.

         5.2 Authority. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements and the other documents and instruments required hereby and thereby, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and each of the Related Agreements have been duly executed and delivered by Buyer and constitute legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms and conditions subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and (ii) the availability of injunctive relief and other equitable remedies.

         5.3 Noncontravention. Neither the execution and the delivery of this Agreement or the Related Agreement, nor the consummation of the transactions contemplated hereby or thereby, will result in a Conflict with (i) any provisions of the Articles of Incorporation or Bylaws of Buyer or (ii) any mortgage, indenture, lease, contract, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or representation applicable to Buyer or on which Buyer's business, financial condition, operations or prospects is substantially dependent, the breach, violation, default, termination, or forfeiture of which would result in a Material Adverse Effect on Buyer. Except as is required by the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable state and federal securities laws.

         5.4  Capitalization.  The authorized capital stock of Buyer consists of
(i) 60,000,000 shares of Common Stock , no par value, and (ii) 5,000,000 shares of preferred stock, no par value per share, 25,000 of which have been designated as Series A Participating Preferred Stock. At the close of business on June 25, 1999, (i) 22,754,146 shares of Buyer Common Stock were issued and outstanding,
(ii) 623,550 shares of Buyer Common Stock were reserved for future issuance pursuant to Buyer's employee stock purchase plan, (iii) 5,629,866 shares of Buyer Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Buyer Common Stock, (iv) 674,798 shares of Buyer Common Stock were available for future grant under Buyer's stock option plans, and (v) 22,536 shares of Buyer Common Stock were reserved for issuance upon exercise of an outstanding warrant to purchase shares of Buyer Common Stock. As of the date hereof, no shares of Buyer Preferred Stock were issued or outstanding. The Buyer Common Stock has certain associated rights issued pursuant to a Preferred Shares Rights Agreement between Buyer and ChaseMellon Shareholder Services, L.L.C., dated December 12, 1996, as amended, which rights will not become detached from the Buyer Common Stock or exercisable or otherwise be affected by this Agreement, the Related Agreements or the transactions contemplated hereby or thereby. All of the outstanding shares of Buyer's capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

         5.5 Buyer Shares. The Buyer Shares to be issued pursuant to this Agreement will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid, and non-assessable and free from any preemptive right created by statute, Buyer's Articles of Incorporation, or Buyer's Bylaws; provided, however, that the Buyer Shares to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws.

         5.6 SEC Documents; Buyer Financial Statements. Buyer has filed all forms, reports, and documents required to be filed by it with the SEC and has furnished or made available to Seller true and complete copies of its Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998, December 31, 1998 and March 31, 1999 (collectively, the "SEC Documents"), which Buyer has filed with the SEC under the Exchange Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a publicly available document subsequently filed with the SEC. The consolidated financial statements of Buyer, including the notes thereto, included in the SEC Documents (the "Buyer Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present the consolidated financial position of Buyer and the results of its operations and cash flows as of the respective dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Buyer's accounting policies except as described in the notes to the Buyer Financial Statements.

         5.7 No Material Adverse Change. Since March 31, 1999, Buyer has conducted its business in the ordinary course of business, and there has not occurred any event, occurrence, or condition that would result in a Material Adverse Effect on Buyer.

         5.8 Absence of Undisclosed Liabilities. To the Best Knowledge of Buyer, there is no Liability and no threatened action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand, which could give rise to any Liability that would reasonably be expected to have a Material Adverse Effect on Buyer.

         5.9 Litigation. There is no action, suit or proceeding of any nature pending or, to the Best Knowledge of Buyer, threatened that could reasonably be expected to (i) interfere with the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or (ii) result in a Material Adverse Effect on Buyer.

         5.10 Brokers' and Finders' Fees. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         5.11 Legal Compliance. To the Best Knowledge of Buyer, Buyer is in full compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) the violation of which would have a Material Adverse Effect on Buyer.

         5.12 Consents. No consent or approval of any Person is required in connection with the acquisition by the Buyer of any of the Acquired Assets or the payment by the Buyer of the Purchase Price, except for applicable requirements, if any, under the HSR Act.

                                   ARTICLE VI

                                  BUYER SHARES

         6.1 Securities Act Exemption. The issuance of the Buyer Shares pursuant to this Agreement will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof. Simultaneous with the execution and delivery of this Agreement, Seller has delivered to Buyer an investment representation statement in the form attached hereto as Exhibit F. Prior to the Closing Date, Seller, as the Buyer may determine, shall have provided Buyer such additional representations, warranties, certifications, and additional information as Buyer may reasonably request to ensure the availability of an exemption from the registration requirements of the Securities Act.


         6.2 Stock Restriction and Registration Rights Agreement. Buyer agrees that Seller shall be entitled to registration rights with respect to a portion of the Buyer Shares as set forth in the Stock Restriction and Registration
Rights Agreement substantially in the form of Exhibit G hereto (the "Stock Restriction and Registration Rights Agreement") and Seller agrees that the portion of the Buyer Shares not entitled to registration rights shall be subject to additional restriction on transfer as set forth in the Stock Restriction and Registration Rights Agreement.

                                   ARTICLE VII

                              PRE-CLOSING COVENANTS

         7.1 Conduct of the Business Pending Closing. Between the date hereof and the Closing Date, except as otherwise agreed to in advance and in writing by Buyer, Seller covenants and agrees with Buyer that as follows:

                  (a) Seller shall operate the Business diligently and in good faith and only in the ordinary course, in the manner as heretofore conducted and consistent with Seller's past management and business practices.

                  (b) Seller shall use reasonable efforts to (i) maintain, preserve, renew and keep in full force and effect the existence, rights and franchises of the Business; (ii) maintain the Equipment in good working order;
(iii) not allow the disposal or lapse of any HP Business Intellectual Property or any HP Related Intellectual Property; (iv) preserve for Buyer Seller's present relationships with its suppliers, distributors, vendors, manufacturers, customers, communities and others having business relations with Seller in the Business; and (v) not allow any event or occurrence within its control which might, individually or in the aggregate, have a Material Adverse Effect on Seller.

                  (c) Seller shall not, without the prior written consent of Buyer enter into any new original equipment manufacturing contracts, contracts with potential obligations in excess of $100,000 or contracts binding Seller for a period of time longer than 60 days.

                  (d) Other than in the ordinary course of business or as contemplated by this Agreement, Seller shall not pay any bonuses or make any salary or wage increases or other adjustments affecting the Key Employees.

                  (e) Seller shall not create any indebtedness that would constitute an Assumed Liability other than short-term indebtedness incurred in the usual and ordinary course of the Business pursuant to Assigned Contracts or Open Orders.

                  (f) Seller will not act or omit to act, or consent to any act or omission to act by another party, which will cause a breach or violation of, or default under, any Assigned Contracts or other commitments or other obligations adversely affecting the Acquired Assets or the Business.

         7.2 Sales Orders. Between the date hereof and the Closing Date, Seller will use reasonable efforts to revise the terms of Sales Orders entered into after the date hereof so that the consent of a third-party for the assignment of such Sales Order to Buyer as part of Buyer's purchase of the Acquired Assets will not be required.

         7.3 Conduct of Business by Buyer. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, without the prior written consent of Seller, Buyer shall not do any of the following:

                  (a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                  (b) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement or the Related Agreements;

                  (c) Except as contemplated by this Agreement and the Related Agreements, make, effect, cause or participate in any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving Buyer or any of its securities, assets or subsidiaries; or

                  (d) Agree in writing or otherwise to take any of the actions described in clauses (a) through (c) of this Section 7.3.

         7.4 Access and Review. Between the date hereof and the Closing Date, Seller will cooperate in providing access during normal business hours for Buyer's agents and employees to conduct a comprehensive review and inspection of all the records, documents, assets, liabilities and physical facilities relating to or used in connection with the conduct of the Business, including without limitation the right to:

                  (a) Review all assets of the Seller that will be Acquired Assets.

                  (b) Review and inspect all documents and records relating to customer relationships, including accounts receivable, software maintenance and warranty claims and conduct due diligence interviews with customers pre-approved by Seller.

                  (c) Review and inspect all Business Records.

                  (d) Review and inspect all compensation plans, contracts and documents, including without any limitation any employment agreements, bonus and incentive plans, stock option plans, pension plans, deferred compensation plans and other Employee Benefit Plans as they relate to the Key Employees.

                  (e) Review and inspect all financial statements, records and work papers with respect to Business.

                  (f) Review and inspect all documents and records relating to relationships with vendors, suppliers, resellers and distributors.

                  (g) Review and inspect all documents and records relating to licenses of "HP Business Intellectual Property" and "HP Related Intellectual Property" and confidentiality agreements with employees and third parties, subject to restrictions to maintain the confidentiality of other Seller businesses and licensees.

                  (h) Review and inspect any other books, documents, records and matters not expressly stated herein, but directly related to the Business or the Acquired Assets which Buyer, in its reasonable judgment, may deem material.

                  Buyer shall provide Seller with copies of such publicly available information and limited additional information about Buyer as Seller may request and shall provide Seller (and its agents and employees) with reasonable access to appropriate members of its management in this regard.

         7.5 Update Schedules. On the close of business on the date that is one business day prior to the Closing Date, Seller will cause the Schedules set forth pursuant to Article IV, and Buyer will cause any Schedules set forth pursuant to Article V, to be updated to reflect then current circumstances and any resulting additions, deletions or modifications to the Schedules set forth herein provided, however, that the delivery of any such updates pursuant to this
Section 7.5 shall not affect the delivery of such representations and warranties as of the date of this Agreement. Such additions, deletions or modifications to the Schedules set forth herein shall be separately transmitted by facsimile to Buyer or Seller, as the case may be and its counsel on such date and to the extent practicable shall be clearly marked to indicate the changes made to the then existing Schedules.

         7.6 Notice of Adverse Developments. Between the date hereof and the Closing Date, the Parties will give immediate written notice to each other by facsimile transmission of any development which has or might have a Material Adverse Effect on Buyer or a Material Adverse Effect on Seller, as the case may be. No disclosure pursuant to this Section 7.6, however, shall be deemed to amend or supplement the Schedules to this Agreement or to prevent or cause any misrepresentation or breach of representations, warranties or covenants made by Seller herein.

         7.7 Exclusivity. Between the date hereof and the Closing Date, neither Seller nor any of its directors, officers, employees, financial advisors or agents will (i) solicit, encourage, initiate or participate in any negotiations or discussions with any third party with respect to any offer or proposal to sell all or substantially all of the Acquired Assets or the Business, (ii) disclose to any third party any information concerning the business and properties of the Acquired Assets or the Business or afford any third party access to the Business Records, except in the ordinary course of business or as customarily disclosed or accessed or as compelled by law, or (iii) cooperate with any third party to make any proposal to acquire all or substantially all of the Acquired Assets or the Business, other than Finished Goods Inventory in the ordinary course of business or non-essential or excess assets.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

         8.1 Additional Required Transfers. At any time and from time to time after the date hereof, Seller will execute and deliver such further instruments of sale, transfer, conveyance, assignment, and confirmation and take such actions as Buyer may reasonably determine necessary to transfer, convey, and assign to the Buyer, and to confirm Buyer's title to or interest in, the Acquired Assets, to put Buyer in actual possession and operating control thereof, and to assist Buyer in exercising all rights with respect thereto. At any time and from time to time after the Closing, at the request of Buyer and without further consideration, Buyer shall deliver or cause to be delivered to Seller such other instruments and documents necessary or appropriate to evidence the due execution, delivery and performance of this Agreement.

         8.2 Access to Records After Closing. For a period of eighteen months after the Closing Date, Seller and its representatives, on the one hand, and the Buyer and its representatives, on the other hand, shall have reasonable access to any Business Records to the extent that such access may reasonably be required in connection with matters relating to or affected by the operation of the businesses conducted with the Acquired Assets, in the case of Seller prior to the Closing Date and, in the case of the Buyer, after the Closing Date. Such access shall be afforded upon reasonable advance written notice, during normal business hours and at the expense of the party seeking access.

         8.3 Public Disclosure. The Parties shall issue a mutually acceptable press release regarding the subject matter of this Agreement. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it reasonably believes in good faith that it is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will advise the other Party prior to making the disclosure).

         8.4 Contractual Consents. Seller shall use reasonable efforts to obtain any third-party consents set forth on Schedule 4.19. Buyer shall use reasonable efforts to assist Seller in connection with Seller's attempt to obtain such consents provided, however, that Buyer shall not be required to agree to any changes in the material terms of any agreement or contract for which such consent is sought. To the extent not obtained as of the date of this Agreement and subject to the proviso set forth in Section 2.3, Seller shall promptly apply for or otherwise seek and use its reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transactions contemplated hereby, and Seller shall use its reasonable efforts to obtain all required consents, waivers, or approvals under any of the agreements, contracts, licenses, or leases of Seller in order to preserve for the Buyer the benefits of the businesses associated with the Acquired Assets.

         8.5 Legal Requirements. Each Party will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such Party with respect to this Agreement and the transactions contemplated hereby and will promptly cooperate with and furnish information to any other Party hereto in connection with any such requirements imposed upon such other Party in connection herewith. Each Party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any registration, declaration, or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such Party (or its subsidiaries) in connection with this Agreement and consummating the transactions contemplated hereby or the taking of any action contemplated thereby or by this Agreement.

         8.6 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transactions contemplated by this Agreement.

         8.7 Notification of Certain Matters. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller of any failure of Seller or Buyer, as the case may be, to comply with or satisfy in any material respect any representation, warranty, covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         8.8 Nasdaq National Market Listing. Prior to Closing, Buyer shall authorize for listing on the Nasdaq National Market the Buyer Shares issuable in connection with the transactions contemplated by this Agreement, upon official notice of issuance.

         8.9 Pre-Closing Taxes. Seller shall file all Tax Returns in accordance with applicable law and shall pay all Taxes required to be paid by them.

         8.10 Transfer Taxes. Except as otherwise provided herein, Buyer and Seller shall be equally responsible for and shall each pay one-half all sales, use, excise, value added or other similar transfer taxes ("Transfer Taxes"). Buyer and Seller shall cooperate to take all reasonable steps to reduce or eliminate any Transfer Taxes, including, where available, electronic transmission and delivery of Acquired Assets.

         8.11 Employee Matters.

                  (a) Schedule 8.11 lists the employees who are engaged in the business relating to the Acquired Assets with respect to whom Buyer will use reasonable efforts to hire after the Closing (the "Key Employees"); provided, however, that Buyer shall not be obligated to employ, and shall have no Liability with respect to the continued employment of, any of the Key Employees. The Seller agrees that any disclosure of confidential information of Seller relating to the Business by a Key Employee to Buyer or any of its Affiliates shall not constitute a breach of any confidentiality agreement between such Key Employee and the Seller and Seller agrees that Buyer's employment of a Key Employee shall not constitute a breach of any noncompetition agreement between such Key Employee and Seller. Seller agrees to (i) cooperate with Buyer in Buyer's recruitment of the Key Employees, (ii) terminate the employment of the Key Employees who have agreed to become employees of Buyer with Seller at Closing and to pay any and all Liabilities relating to such termination, including, without limitation any payments and benefits due such Key Employees pursuant to accrued salary and wages, pension, retirement, savings, health, welfare and other benefits and severance payments or similar payments of the Key Employees under any Seller plans, policies or practices, including accrued vacation and (iii) provide to each Key Employee any notice (which notice shall be reasonably acceptable to Buyer) required under any law or regulations in respect of such termination including , without limitation COBRA. Buyer will offer to such Key Employees as part of its recruitment thereof cash compensation and stock option grants pursuant to Buyer's stock plans in each case in accordance with Schedule 8.11, and participation in Buyer's 1994 Employee Stock Purchase Plan, Buyer's 401(k) Plan and other benefit plans and policies, including life and health insurance and vacation benefits in each case subject to the terms and conditions of each such plan. For purposes of satisfying the terms and conditions of such plans and policies of Buyer, Buyer shall give full credit for previous service by the Key Employees with the Seller under such Seller's comparable employee benefit plans, including but not limited to vacation and sick leave pay, and a 401(k) savings plan (for purposes of eligibility to participate, early commencement of benefits and vesting).

                  (b) In connection with the cooperation between Seller and Buyer with respect to Buyer's recruitment of the Key Employees, the Parties agree that Buyer shall provide a program including stock options and cash incentives and Seller shall provide a program including acceleration of the vesting schedule of options to purchase Seller common stock held by Key Employees, as well as cash incentives all as set forth on Schedule 8.11. The Parties agree the programs undertaken by Buyer and Seller pursuant to this
Section 8.11(b) shall be paid by Buyer and Seller, as the case may be in accordance with Schedule 8.11.

                  (c) The Parties further agree that if Buyer is unsuccessful in securing the employment of any Key Employee, Seller will use reasonable efforts to establish with Buyer a consulting arrangement pursuant to which such Key Employee shall remain an Employee of Seller but work as a consultant to Buyer for a reasonable period of time not to exceed one year and that

Buyer shall pay for such consulting services beyond a nominal level determined at Seller's discretion an amount equal to the salary and incentive-based pay paid by Seller to such Key Employee plus health and welfare benefits (but excluding stock options), and, to the extent such consultant is located on Seller's premises, overhead, for the period that the consulting arrangement remains in effect.

                  (d) The Seller shall be solely responsible for providing continuation health coverage, to the extent required under COBRA, to all Employees and their eligible dependents who have experienced a qualifying event before or on the Closing Date and who (i) elect continuation coverage within the time period prescribed by COBRA and (ii) who are otherwise qualified beneficiaries (as defined in Section 4980B(g)(1) of the Code).

                  (e) The  Seller and Buyer  agree to use their best  efforts to enable individual rollovers of Key Employees' account balances in the Seller's 401(k) Plan to Buyer's 401(k) Plan, which balances may include plan loans. In the furtherance and not in limitation of the foregoing, provided that Key Employees have satisfied the Seller's 401(k) termination distribution administrative requirements, the Seller shall complete Buyer's standard rollover form (which shall be reasonably acceptable to Seller) for each Key Employee electing to rollover his or her account balance into Buyer's 401(k) Plan in a timely manner.

         8.12 Confidentiality. The parties acknowledge that Buyer and Seller have previously executed a Confidentiality Agreement, dated as of May 19, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

         8.13 Noncompetition. Seller agrees, for itself and its successors, assigns and any entity which it controls, that during the period commencing on the Closing Date and ending on the three year anniversary of the Closing Date, in consideration of the purchase of the Acquired Assets by Buyer hereunder, (i) prior to Seller's proposed spinoff of the measurement organization (the "Measurement Organization") of Seller into a separate company ("Newco"), the Measurement Organization shall not use the HP Business Intellectual Property licensed back to it under Article 3 of the Technology Transfer Agreement to compete in the digital broadcast video server business and (ii) subsequent to the spinoff of Newco, Newco shall not use the HP Business Intellectual Property licensed back to it under the Technology Transfer Agreement to compete in the digital broadcast video server business. The parties acknowledge that (i) prior to the spinoff of Newco, the remainder of Seller (other than the Measurement Organization), and (ii) after the spinoff of Newco, HPCo. (as defined in the Technology Transfer Agreement) has no rights to use the HP Business Intellectual Property after the Closing Date for any purpose, including competing with Buyer. In addition, Seller agrees, for itself and its successors, assigns and any entity which it controls, that, in consideration of the purchase of the Acquired Assets by Buyer hereunder, it shall not, on or prior to the date which is 21 months after the Closing Date, solicit any of the Key Employees who have been hired by Buyer for purposes of obtaining their employment services provided, however, that the foregoing shall not prohibit Seller from hiring any such Key Employee, if such hiring (x) results exclusively from such Key Employee's affirmative response to a general recruitment effort carried out through a public solicitation or a general solicitation, (y) is of a Key Employee whose employment with Buyer has been terminated by Buyer or (z) results from such Key Employee's initiatives in seeking employment with Seller in the absence of solicitation by Seller.

         7.14 Preparation of Audit of the Business. Within 60 days after the Closing Date, Seller will provide to Buyer audited financial statements for the Business prepared in compliance with Regulation S-X and as required to allow Buyer to satisfy its reporting obligations under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934. Buyer and Seller shall share equally the fees, costs and expenses relating to Seller's engagement of independent auditors to conduct the audit of such financial statements.

                                   ARTICLE IX

                        CONDITIONS TO OBLIGATION TO CLOSE

         9.1 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) Representations and Warranties. The representations and warranties set forth in Article IV above shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) when made and on and as of the Closing Date except to the extent that the aggregate of all breaches thereof do not constitute a Material Adverse Effect on Seller;

                  (b) Performance by Seller. Seller shall have performed and complied with all of its covenants, agreements and obligations hereunder in all material respects through the Closing;

                  (c) Absence of Litigation. No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) prevent Buyer from owning the Acquired Assets (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                  (d) Backlog. At the Closing Date, the value of Products under Sales Orders that are recognizable as revenue in accordance with GAAP within 60 days after the Closing Date shall be at least $4.0 million.

                  (e) Certificate. Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in this
Section 9.1 are satisfied in all respects;

                  (f) Opinion. Buyer shall have received from Seller a corporate opinion, in form and substance as set forth in Exhibit H attached hereto, addressed to Buyer, and dated as of the Closing Date;

                  (g) Employee Notices. At least 31 of the Key Employees shall have agreed to become employees of Buyer upon the Closing and Seller shall have sent termination notices to any such Key Employees as contemplated by Section 8.11.

                  (h) Stock Restriction and Registration Rights Agreement. Buyer and Seller shall have entered into and delivered the Registration Rights Agreement.

                  (i) HSR Act. Any waiting period applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the Acquisition, which action shall not have been withdrawn or terminated.

         9.2 Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) Representations and Warranties. The representations and warranties set forth in Article V above shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) at and as of the Closing Date except to the extent that the aggregate of all breaches thereof do not constitute a Material Adverse Effect on Buyer;

                  (b) Performance by Buyer. Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (c) Absence of Litigation. No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                  (d) Certificate. Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in this
Section 9.2 is satisfied in all respects;

                  (e) Opinion. Seller shall have received from counsel to Buyer an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to Seller and dated as of the Closing Date;

                  (f) Employees. Each of the Key Employees shall have received an offer of employment from Buyer.

                  (g) Stock Restriction and Registration Rights Agreement. Buyer and Seller shall have entered into and delivered the Registration Rights Agreement.

                  (h) HSR Act. Any waiting period applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the Acquisition, which action shall not have been withdrawn or terminated.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 Indemnification of Buyer. Seller shall indemnify and hold Buyer harmless from and against any Liabilities, loss, cost, expense, claim, Lien or other damage including, without limitation, reasonable attorneys' fees and expenses (all of the foregoing items for purposes of this Article X, or as otherwise specified in this Agreement, are referred to herein as "Damages"), resulting from, arising out of, or incurred with respect to:

                  (a) the falsity or breach of any representation, warranty, covenant or agreement by Seller herein or in the schedules or exhibits hereto without giving effect to any update to the Article IV Schedules pursuant to
Section 7.5 given by Seller to Buyer after the date of this Agreement, subject to a claim being made before the expiration of the applicable period specified in Section 12.1 with respect to the falsity or breach of any representation or warranty by Seller herein; or

                  (b) the Excluded Liabilities.

         10.2 Indemnification of Seller. Buyer shall indemnify and hold Seller harmless from and against any Damages, resulting from, arising out of, or incurred with respect to:

                  (a) the falsity or breach of any representation, warranty, covenant or agreement by Buyer herein or in the schedules or exhibits hereto without giving effect to any update to the Article V Schedules pursuant to
Section 7.5 given by Buyer to Seller after the date of this Agreement, subject to a claim being made before the expiration of the applicable period specified in Section 12.1 with respect to the falsity or breach of any representation or warranty by Buyer herein; or

                  (b) the Assumed Liabilities.

         10.3 Limitations on Indemnification. Neither Seller nor Buyer shall have any liability under the indemnification provisions of Sections 10.1(a) or 10.2(a) until the gross aggregate amount of claims for Damages exceeds $250,000, and then only to the extent of such excess amount, and the maximum aggregate amount of indemnification that Buyer may obtain from Seller pursuant to

Section 10.1(a) (other than for willful or fraudulent breach) shall be equal to 15% of the final Purchase Price (in accordance with Sections 3.1(a) and (c)).

         10.4 Procedure for Indemnification.

                  (a) The indemnified party shall give notice to the indemnifying party within 45 days after an executive officer thereof obtains actual knowledge of any claim as to which recovery may be sought against the indemnifying party because of the indemnity in this Article X. If such claim does not arise from the claim of a third party, the indemnifying party shall have 45 days after such notice to either cure the conditions giving rise to such claim or to provide the indemnified party with evidence that such claim is not subject to indemnity under this Article X, in either case, to the indemnified party's satisfaction. If such indemnity shall arise from the claim of a third party, the indemnified party shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting from such claim; provided, however, Seller shall have no right to assume the defense of any claim or litigation which could, in the reasonable good faith judgment of Buyer, result in the interruption or cessation of the Business as then conducted by Buyer. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure or delay of the indemnified party in giving such notice unless, and then only to the extent that, the rights and remedies of the indemnifying party shall have been prejudiced as a result of the failure to give, or the delay in giving, such notice. Failure by the indemnifying party to notify an indemnified party of its election to defend any such claim or action by a third party within 30 days after notice thereof shall have been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its right to defend such claim or action.

                  (b) If the indemnifying party assumes the defense of such third-party claim or litigation resulting therefrom, the obligations of the indemnifying party hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim or litigation and holding the indemnified party harmless against any and all Damages caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation. Except with the prior written consent of the indemnified party, which shall not be unreasonably withheld, the indemnifying party shall not, in the defense of such claim or any litigation resulting therefrom, consent to the entry of any judgment (other than a judgment of dismissal on the merits without costs), or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all Damages in respect of such claim or litigation.

                  (c) If the  indemnifying  party does not assume the defense of any such third-party claim or litigation resulting therefrom, the indemnified party may defend against such claim or litigation in such manner as it deems appropriate but may not settle such claim or litigation without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

                  (d) Within 30 days of the indemnified party's written request, the indemnifying party shall reimburse the indemnified party in cash for the amount of any judgment or settlement rendered with respect to any claim by a third party in such litigation and for all Liabilities incurred by the indemnified party in connection with the defense against such claim or litigation, and for all Damages suffered or incurred by the indemnified party with respect to the matters specified in Section 10.1.

         10.5 Remedies Exclusive. The remedies provided in this Article X shall be exclusive as to any claims by a party under this Agreement or arising out of the transactions provided for herein and shall preclude assertion by any party of any other rights or the seeking of any other remedies against another party; provided, however, that nothing in this Section 10.5 shall limit rights or remedies for fraud or deceit or other rights or remedies which, as a matter of applicable law or public policy, cannot be limited or waived.

         10.6 Arbitration. Any controversy involving a claim by an indemnified party pursuant to this Article X after the Closing shall be finally settled by arbitration in accordance with the provisions set forth in Section 12.10 hereof.

                                   ARTICLE XI

                                   TERMINATION

         11.1 Termination of Agreement. Each of the Parties may terminate this Agreement as provided below.

                  (a) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or
(B) if the Closing shall not have occurred on or before August 31, 1999, by reason of the failure of any condition precedent under Section 8.1 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty or covenant contained in this Agreement); and

                  (c) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or
(B) if the Closing shall not have occurred on or before August 31, 1999, by reason of the failure of any condition precedent under Section 8.2 hereof (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

         11.2 Effect of Termination. In the event of termination of this Agreement as provided in this Article XI, the terminating Party shall provide written notice of such termination to the other

Party, the provisions of this Agreement shall forthwith become void, except that the agreements contained or referred to in Sections 4.19 (Brokers; Finders) and
5.8 (Brokers; Finders) and 8.13 (Confidentiality) and 11.1 (Termination of Agreement) and Article XII (Miscellaneous) shall survive. Notwithstanding the foregoing, in the event of a termination of this Agreement by any Party hereto, nothing herein shall limit the remedies at law or in equity of any Party with respect to any breaches hereof by any other Party.

                                   ARTICLE XII

                                  MISCELLANEOUS


         12.1 Non-Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing, except that (i) the representations and warranties contained in Articles IV and V shall survive for a period of one year from the Closing Date, except Section 4.11 which shall survive until the expiration of the applicable statutes of limitations and (ii) the covenants contained in Section 8.11 (Employee Matters), Section 8.2 (Access to Records After Closing), Section 8.12 (Confidentiality) and Section 8.13 (Noncompetition) shall survive for the period of time as set forth in such section and, in the case Section 8.10 (Transfer
Taxes), the applicable statutes of limitations. Article XII (Miscellaneous) shall survive the Closing.

         12.2 Amendment. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Buyer and Seller.

         12.3 Extension; Waiver. Buyer and Seller may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         12.4 Notices. Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (i) upon confirmation of delivery, if sent by facsimile and (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery.

                  (a) if to Buyer, to:

                           Pinnacle Systems, Inc.
                           280 North Bernardo Avenue
                           Mountain View, California 94043
                           Attn:  Chief Executive Officer
                           Telephone No.:  (650) 526-1600
                           Facsimile No.:  (650) 526-1601

                           with a copy (which shall not constitute notice) to:

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attn:  Chris F. Fennell, Esq.
                           Telephone No.:  (650) 493-9300
                           Facsimile No.:  (650) 493-6811

                  (b) if to Seller, to:

                           Hewlett-Packard Company
                           3000 Hanover Street
                           Palo Alto, California 94304
                           Attn:  General Counsel
                           Telephone No.:  (650) 857-2043
                           Facsimile No.:  (650) 852-8090

                           with a copy (which shall not constitute notice) to:

                           HP Measurement, Inc.
                           3000 Hanover Street
                           Palo Alto, California 94304
                           Attn:  D. Craig Nordlund
                           Telephone No.:  (650) 857-2645
                           Facsimile No.:  (650) 852-8194

                           with a copy (which shall not constitute notice) to:

                           Gibson, Dunn & Crutcher LLP
                           No. One Montgomery Street, 31st Floor
                           San Francisco, CA  94104
                           Attn:  Todd H. Baker, Esq.
                           Telephone No.:  (415) 393-8200
                           Facsimile No.:  (415) 986-5309
\

         12.5 Expenses. All fees and expenses incurred in connection with this Agreement including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party hereto, in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

         12.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         12.7 Entire Agreement. This Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         12.8 Assignment. Neither party may, directly or indirectly, in whole or in part, neither by operation of law or otherwise, assign or transfer this Agreement or delegate any of its obligations under this Agreement without the other party's prior written consent. Any attempted assignment, transfer or delegation without such prior written consent will be void. Notwithstanding the foregoing, Seller, or its permitted successive assignees or transferees, may assign or transfer this Agreement or delegate any rights or obligations hereunder without consent: (1) to any entity controlled by, or under common control with, Seller, or its permitted successive assignees or transferees; or
(2) in connection with a merger, reorganization, transfer, sale of assets or product lines, or change of control or ownership of Seller or its permitted successive assignees or transferees. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

         12.9 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         12.10 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         12.11 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. From and after the Closing, any claim or dispute arising out of or related to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration in the County of Santa Clara, California in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute. Such arbitration shall be conducted by a single arbitrator chosen by mutual agreement of Buyer and Seller. Failing such agreement, the arbitration shall be conducted by three independent arbitrators, none of whom shall have any competitive interests with Buyer or Seller. Buyer shall choose one such arbitrator, Seller shall choose one such arbitrator, and such two arbitrators shall mutually select a third arbitrator. Any decision of two such arbitrators shall be binding on Buyer and Seller. The parties to the arbitration may apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without abridgement of the powers of the arbitrator(s). Each party shall pay its own costs and expenses (including counsel fees) of any such arbitration, except that the arbitrator(s) can compel one party to pay all or a portion of the other party's costs and expenses, including without limitation AAA administrative fees, arbitrator fees, attorney's fees, expert fees, witness fees, travel expenses and out of pocket expenses.

         12.12 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         12.13 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

         12.14 Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Buyer and Seller have caused this Asset Purchase Agreement to be signed as of the date first written above.


"BUYER"          PINNACLE SYSTEMS, INC.
                 a California Corporation

                 By:      /s/  ARTHUR D. CHADWICK
                         -------------------------------------------------------
                          Arthur D. Chadwick
                          Vice President, Finance and Chief Financial Officer


"SELLER"         HEWLETT-PACKARD COMPANY
                 a Delaware corporation

                 By:      /s/ THOMAS WHITE
                         -------------------------------------------------------
                          Thomas White
                          Vice President, Communications Solutions Group

                                    EXHIBIT A
                    TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

                                    EXHIBIT A
                                       to
                            ASSET PURCHASE AGREEMENT


                    TECHNOLOGY TRANSFER AND LICENSE AGREEMENT


         This Technology Transfer and License Agreement is entered into and is effective this 30th day of June, 1999, by and between Hewlett-Packard Company, a Delaware corporation having a place of business at 3000 Hanover Street, Palo Alto California 94304, USA ("HP"), and Pinnacle Systems, Inc., a California corporation having a place of business at 280 N. Bernardo Avenue, Mountain View, California 94043 ("Pinnacle" and, together with HP, the "Parties").


                                    RECITALS

         WHEREAS, HP owns or controls, and has the right to license or to transfer, certain Business Intellectual Property (as defined below) and Related Intellectual Property (as defined below) in connection with the Business (as defined in the APA); and

         WHEREAS, pursuant to that certain Asset Purchase Agreement (the "APA"), dated June 30, 1999, by and between HP and Pinnacle, HP has agreed to sell, and Pinnacle has agreed to buy, certain Acquired Assets (the "Acquired Assets" as defined in the APA), related to the Business; and

         WHEREAS, Pinnacle desires to operate a business enterprise, equivalent to the Business, based on its acquisition of the Acquired Assets; and

         WHEREAS, Pinnacle's operation of the said business enterprise requires ownership of, or the right to use, the HP Business Intellectual Property and the HP Related Intellectual Property; and

         WHEREAS, it is a condition to the effectiveness of the APA that HP and Pinnacle execute and deliver this Agreement;

         NOW,  THEREFORE,  in  consideration  of  the  terms,   covenants,   and
conditions hereinafter set forth, the Parties agree as follows:


1.0  DEFINITIONS

         "Acquired Assets" shall have the meaning set forth in the APA.

         "Assigned Technology" shall have the meaning set forth in the APA.

         "Business" shall have the meaning set forth in the APA.

         "Closing Date" shall have the meaning set forth in the APA.

         "Computer Organization" shall mean the business divisions and groups, within HP, including but not limited to the computer and printer divisions and groups, but not including the Measurement Organization, which are to make up HPCo. following the Split.

         "Deliverables" shall mean, collectively, the file histories of each pending HP Business Patent Application and foreign counterpart applications, as listed in Exhibit A.

         "Excluded Assets" shall have the meaning set forth in the APA.

         "HP Business Confidential Information" shall mean that information or inventions (a) which are specifically related to the Business, (b) which is not generally available to the public, and (c) which HP has desired to keep secret. HP Business Confidential Information includes, but is not limited to, business and technical information.

 However, "HP Business  Confidential  Information" shall not include information
(i) which is previously known to Pinnacle without obligation of confidentiality,
(ii) becomes a matter of public knowledge through no fault of Pinnacle, as of the time it becomes public knowledge, (iii) is rightfully received by Pinnacle from a third party without obligation of confidentiality, as of the time it is so received, (iv) is disclosed by HP to a third party without obligation of confidentiality on the third party, as of the time it is so disclosed, (v) is independently developed by Pinnacle, (vi) is disclosed under operation of the law, or (vii) is disclosed by Pinnacle with HP's prior written approval, as of the time the written approval is given.

         "HP Business Copyright Rights" shall mean those rights to works of authorship and derivative works thereof (a) which are provided for by the copyright laws of the United States and of various other countries under copyrights and copyright applications, (b) which are based on works of authorship prepared (i) prior to the date hereof, by employees of HP, or (ii) by others, as to whose works of authorship HP shall have the right, as of the date hereof, to make the grants provided for in this Agreement without accounting to others, subject, however, to the conditions under which HP acquires or has acquired the right from the others to make the grants; and (d) which are listed in Exhibit F.

         "HP Business Intellectual Property" shall mean, collectively:

                  (a)  HP Business Patent Rights;

                  (b)  HP Business Copyright Rights;

                  (c)  HP Business Trademarks; and

                  (d)  HP Business Confidential Information.

         "HP Business Patent Rights" shall mean (a) those rights to Inventions which are provided for by the patent laws of the United States and of various other countries under patents issued as of the Closing Date or the claims thereof, and (b) those rights to Inventions which are provided for by the patent laws of the United States and of various other countries under patent applications pending as of the Closing Date, including continuing applications, reissue applications, and reexaminations, or the claims thereof; provided, however, that such patents or applications (i) are based on inventions conceived, prior to the Closing Date, by employees of HP, and (ii) are listed in Exhibit A of this Agreement.

         "HP Business Trademarks" shall mean any trade names, trademarks, service marks, logos and designs used by HP for specific products and services of the Business, including without limitation the name "MediaStream" and any variation thereof which HP has used in the Business.

         "HPCo." shall mean a successor corporate organization to HP, following the Split, which shall include the Computer Organization.

         "HP Related Confidential Information" shall mean that information (a) which is applicable to, but not specific to, the Business, (b) which is not generally available to the public, and (c) which HP desires to keep secret, and which includes, but is not limited to, the items listed in Exhibit E; which HP makes available to Pinnacle under this Agreement. HP related Confidential Information includes, but is not limited to, business and technical information. However, HP Related Confidential Information shall not include information (i) which is previously known to Pinnacle without obligation of confidentiality,
(ii) becomes a matter of public knowledge through no fault of Pinnacle, as of the time it becomes public knowledge, (iii) is rightfully received by Pinnacle from a third party without obligation of confidentiality, as of the time it is so received, (iv) is disclosed by HP to a third party without obligation of confidentiality on the third party, as of the time it is so disclosed, (v) is independently developed by Pinnacle, (vi) is disclosed under operation of the law, or (vii) is disclosed by Pinnacle with HP's prior written approval, as of the time the written approval is given.

         "HP Related Copyright Rights" shall mean those rights to works of authorship and derivative works thereof (a) which are provided for by the copyright laws of the United States and of various other countries under copyrights and copyright applications; (b) which are related to the Business, to the extent, and only to the extent, of such relation; (c) which are based on works of authorship prepared (i) prior to the date hereof, by employees of HP, or (ii) by others, as to whose works of authorship HP shall have the right, as of the date hereof, to make the grants provided for in this Agreement without accounting to others, subject, however, to the conditions under which HP acquires or has acquired the right from the others to make the grants; and (d) which include, but are not limited to, the items listed in Exhibit G.

         "HP Related Intellectual Property" shall mean, collectively:

                  (a)  HP Related Patent Rights;

                  (b)  HP Related Copyright Rights;

                  (c)  HP Related Confidential Information.

         "HP Related Patent Rights" shall mean (a) those rights to Inventions which are provided for by the patent laws of the United States and of various other countries under patents issued as of the Closing Date or the claims thereof, and (b) those rights to Inventions which are provided for by the patent laws of the United States and of various other countries under patent applications pending on or after the Closing Date, including continuing applications, reissue applications, and reexaminations, or the claims thereof; provided, however, that such patents or applications (i) are based on inventions conceived, prior to the Closing Date, by employees of HP; and (ii) cover subject matter which is necessary or useful to carry on the Business, or to carry on a reasonable extension of the Business, but other than the HP Business Patent Rights.

         "HP Trademarks" shall mean any trade names, trademarks,  service marks,
logos  and  designs  other  than  HP  Business  Trademarks,   including  without
limitation the name "Hewlett-

Packard," "HP" and any variation thereof, and any trade names, trademarks, service marks, logos or designs incorporating such name and the "HP" logo, and any trade names, trademarks, service marks, logos or designs confusing therewith.

         "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation embodying or evidencing any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vi) all databases and data collections and all rights therein throughout the world; and (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (viii) all World Wide Web addresses, sites and domain names; and (ix) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

         "Manufacturing, Supply and Transition Services Agreement" or "MS&TSA" shall mean the Manufacturing, Supply and Transition Services Agreement, dated the date hereof, by and between HP and Pinnacle, which is attached to the APA as Exhibit J thereof.

         "Measurement Organization" shall mean the business divisions and groups, within HP, including but not limited to the test, measurement, component, and medical instrumentation divisions and groups, but not including the Computer Organization, which are to make up NewCo.
following the Split.

         "NewCo." shall mean a successor corporate organization to HP, following the Split, which shall include the Measurement Organization.

         "Other Confidential Information" shall mean any information, other than HP Business Confidential Information or HP Related Confidential Information, (a) which either Party owns or possesses, (b) which is not generally available to the public, and (c) which the owning or possessing Party desires to keep secret, and (d) which is revealed by the owning or possessing Party to the other Party in the course of the negotiations and communications between the Parties leading to the sale of the Acquired Assets by HP to Pinnacle.

         "Representative" shall mean a party's subsidiaries and affiliates and the directors, officers, employees, agents or advisors (including without limitation attorneys, accountants, consultants, bankers and financial advisors) thereof.

         "Split" shall mean the planned division of HP into two successor corporate organizations, which is to be finalized in spring 2000.

         "Subsidiary" shall mean any corporation, company, or other entity:

         (a) more than 50% of whose outstanding shares or securities, representing the right to vote for the election of directors or for other managing authority, are now or hereafter owned or controlled, directly or indirectly, by one of the parties of this Agreement, only so long as such ownership or control exists; or

         (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture, or unincorporated association, but more than 50% of whose ownership interest, including the right to make the decisions for such corporation, company, or other entity, is now or hereafter owned or controlled, directly or indirectly, by one of the parties of this Agreement, only so long as such ownership interest exists.

         "Transition   Period"   shall  have  the   meaning  set  forth  in  the
Manufacturing, Supply and Transition Services Agreement between the Parties, executed concurrently herewith.


2.0 TRANSFER OF THE HP BUSINESS PATENT RIGHTS

2.1 HP hereby transfers and assigns to Pinnacle all title and ownership to HP's Business Patent Rights. Such HP Business Patent Rights shall be deemed to be Acquired Assets, and to be Assigned Technology.

2.2 HP shall provide reasonable, timely assistance for preparing and filing for recordation all applicable patent assignments for the HP Business Patent Rights, either at the Closing Date, or within 60 days thereafter.

2.3 HP shall provide to Pinnacle as part of the Acquired Assets transferred under the APA, the United States Patent and Trademark Office file histories for the HP Business Patent Rights, either at the Closing Date, or within 60 days thereafter.

2.4 The transfer of the HP Business Patent Rights to Pinnacle made herein is subject to all pre-existing licenses granted by HP on the HP Business Patent Rights. HP shall not be required to divulge to Pinnacle the identities of any pre-existing licensees. However, HP represents that it does not have licenses covering video broadcast server technology with any of the following parties:
Tektronix, ASC, Leitch, Seachange, IBM, Compaq, and Dell.

2.5 It is expressly understood that HP makes no representation as to the right of Pinnacle to use the patent rights of any third party, such patent rights not being included in the HP Business Patent Rights. HP's transfer to Pinnacle of the HP Business Patent Rights, and of any other of the HP Intellectual Property, shall in no way be construed as an inducement to Pinnacle to infringe such patent rights of any third party.


3.0 GRANT OF LICENSE BACK TO HP OF THE HP BUSINESS PATENT RIGHTS

3.1 Subject to the terms and conditions of this Agreement, Pinnacle hereby grants to HP a fully paid-up, irrevocable, non-exclusive, non-transferable (except pursuant to Section 3.2 below) and worldwide right to use, have used, and to make, have made, sell, and otherwise exploit the HP Business Patent Rights. This grant of license applies only to the HP Business Patent Rights listed in Exhibit A attached hereto, and to any patents which issue from inventions included in the HP Business Confidential Information. Prior to the Split, the Measurement Organization shall have the rights given herein, but the Computer Organization shall have no such rights. Subsequent to the Split, NewCo. shall have the license given herein, and HPCo. shall have no license. This grant of rights is without limitation, except that any use by the Measurement Organization and NewCo. of the HP Business Patent Rights in the video broadcast server business shall be limited as set forth in Section 8.13 of the APA.

3.2 HP shall have the right to make any transfers of rights, assignments of rights, licenses, etc., which shall be necessary for NewCo. to realize and perfect the rights granted in Section 3.1 of this Agreement.

3.3 It is expressly understood that neither this Agreement nor the grants made herein confer upon HP any immunity from suit under any patent rights owned or possessed by Pinnacle and not included in the HP Business Patent Rights. It is further understood that Pinnacle makes no representation as to the right of HP to use the patent rights of any third party, such patent rights not being included in the HP Business Patent Rights. Pinnacle's grant to HP of the right to use the HP Business Patent Rights shall in no way be construed as an inducement to HP to infringe such patent rights of third parties.

3.4 No license is granted or implied under any patent applications or patents arising out of Pinnacle inventions made outside the scope of the Business.


4.0  GRANT OF LICENSE TO THE HP RELATED PATENT RIGHTS

4.1 HP hereby grants to Pinnacle a fully paid-up, irrevocable, non-exclusive, non-transferable, and worldwide right to use, have used, and to make, have made, sell, and otherwise exploit the HP Related Patent Rights for the operation and maintenance of the Business, including without limitation the right to manufacture and have manufactured products in connection with the Business.

4.2 Such HP Related Patent Rights shall be deemed to be Excluded Assets, but the license granted to Pinnacle hereunder shall be deemed an Assigned Asset.

4.3 It is expressly understood that neither this Agreement nor the grants made herein confer upon Pinnacle any immunity from suit under any patent rights not included in either the HP Business Patent Rights or the HP Related Patent Rights. It is further understood that HP makes no representation as to the right of Pinnacle to use the patent rights of any third party, such patent rights not being included in the HP Business Patent Rights or the HP Related Patent Rights. HP's grant to Pinnacle of the right to use the HP Related Patent Rights and any other of the HP Intellectual Property shall in no way be construed as an inducement to Pinnacle to infringe such patent rights of others.

4.4 No license is granted or implied under any patent applications or patents arising out of HP inventions made outside the scope of the Business.


5.0  CONFIDENTIAL INFORMATION

5.1 HP hereby agrees that it and its Representatives shall keep Pinnacle's Other Confidential Information, the HP Business Confidential Information, and the HP Related Confidential Information confidential, using at least the same degree of care (but no less than a reasonable degree of care) as HP uses to prevent the unauthorized use, dissemination or publication of its own confidential information of a like nature, and HP and its Representatives will not disclose or use, for purposes other than are necessary for the performance of HP's obligations under the APA or the Additional Agreements, or as permitted by this Agreement, any of Pinnacle's Other Confidential Information, the HP Business Confidential Information, and the HP Related Confidential Information. Each party will provide to the other party, upon request, its standard policies and guidelines governing the protection, use, dissemination and publication of confidential information.

5.2 Pinnacle hereby agrees that it and its Representatives shall keep HP's Other Confidential Information and the HP Related Confidential Information confidential, using at least the same degree of care (but no less than a reasonable degree of care) as Pinnacle uses to prevent the unauthorized use, dissemination or publication of its own confidential information of a like nature, and Pinnacle and its Representatives will not disclose or use, for purposes other than are necessary for the performance of Pinnacle's obligations under the APA or the Additional Agreement or as permitted by this Agreement, any of HP's other Confidential Information or the HP Related Confidential Information.

5.3 Any exchange of Other Confidential Information covered by this Agreement shall be solely for the purpose of performing the respective obligations of the parties under the APA and any additional agreements between the parties relating to the sale and purchase of the Acquired Assets. The Other Confidential
Information  disclosed  by each  party to the  other  party  shall be only  that information which is reasonably necessary to such performance. In addition, competitively sensitive information such as information concerning product development or marketing plans, product prices or pricing plans, cost data, customers or similar information which is reasonably necessary to the performance of such obligations shall be limited only to those employees and Representatives of the receiving party who are involved in such performance or otherwise have a need to know such information in connection with such performance.

5.4  Information shall not be deemed confidential which
         (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party or its Representatives in violation of this Agreement,
         (ii) was within the possession of the receiving party or any of its Representative prior to its being furnished to the receiving party by or on behalf of the disclosing party, provided that the source of such information was not known by the receiving party or such Representative to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other party to this Agreement,
         (iii) is or becomes available to the receiving party or any of its Representatives on a non- confidential basis from a source other than the disclosing party or any of its Representatives, provided that such source is not known by the receiving party or such Representative to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party with respect to such information,
         (iv) is independently developed by the recipient or any of its Representatives without use of Confidential Information,
         (v) is disclosed under operation of law, or
         (vi) is disclosed by the recipient or any of its Representatives with the disclosing party's prior written approval.

Neither HP Business Confidential Information nor HP Related Confidential Information shall include any information for which any of the above apply.


6.0 TRANSFER OF HP BUSINESS CONFIDENTIAL INFORMATION; GRANT OF RIGHTS TO HP RELATED CONFIDENTIAL INFORMATION

6.1 HP hereby transfers and assigns to Pinnacle the HP Business Confidential Information. HP shall deliver the HP Business Confidential Information at the Closing Date, or within 60 days thereafter.

6.2 HP shall keep and maintain such of the HP Business Confidential Information as is necessary to permit HP to meet all applicable legal and financial requirements. Further, HP shall keep and maintain such of the HP Business Confidential Information as is necessary to permit HP to meet its obligations under the MS&TSA, and under other related agreements. HP will make no other use of the HP Business Confidential Information. HP shall continue to hold the HP Business Confidential Information in confidence as per Article 5 of This Agreement; provided, however, that HP's confidentiality obligations shall cease to apply in the event that any of the conditions of section 5.3 are met.

6.3 HP hereby grants to Pinnacle a fully paid-up, irrevocable, non-exclusive, non-transferable and worldwide right to use the HP Related Confidential Information for the operation and maintenance of the Business. This grant of license applies to the HP Related Confidential Information listed in Exhibit E attached hereto.

6.4 Pinnacle's rights concerning the HP Related Confidential Information shall be subject to the limitations given in Article 5 of this Agreement; provided, however, that HP Related Confidential Information which would inherently and inevitably be disclosed by normal operation of the Business shall be deemed covered by Section 5.3(i) of this Agreement.

6.5 Notwithstanding any other provision of this and the related Agreements, both parties shall have the right to use Residuals of the HP Business Confidential Information and the HP Related Confidential Information for any purpose, without accounting to the other party. For the purpose of this provision, "Residuals" shall mean knowledge, ideas, concepts, techniques, and "know-how", in intangible form, kept by Representatives of the Parties; provided, however, that Residuals shall not include information deliberately memorized by any Representative of a Party for the purpose of contravening any provision of this Agreement.


7.0  COPYRIGHT RIGHTS:  TRANSFER;  GRANT OF RIGHTS

7.1 HP hereby transfers and assigns to Pinnacle all title and ownership to HP's Business Copyright Rights.

7.2 HP grants to Pinnacle a fully paid-up, irrevocable, non-exclusive, non-transferable and worldwide license under the HP Related Copyright Rights to display, distribute copies of, execute, import, make, have made, offer for sale, perform, prepare derivative works based on, reproduce, sell, use and have used materials covered by the HP Copyright Rights for the operation and maintenance of the Business. This grant of license applies only to the HP Related Copyright Rights for copyrighted works listed in Exhibit G attached hereto.


8.0 TRANSFER OF THE HP BUSINESS TRADEMARKS; LICENSE TO USE HP NAME

8.1 HP hereby transfers and assigns to Pinnacle all rights in connection with the use of the HP Business Trademarks, including all good will associated therewith.

8.2 HP retains all rights to the HP Trademarks. No license or permission is granted to Pinnacle for the use of the HP Trademarks in connection with Pinnacle's operation of the Business subsequent to the date hereof.

8.3 Notwithstanding section 8.2, HP licenses Pinnacle to use HP's name for the limited purpose of making verbal statements that products are designed and manufactured by HP. The license to such usage is limited, in all particulars, to the terms and conditions given in the MS&TSA. In particular, this license shall not last beyond the end of the Transition Period. Such verbal statements may be made in direct association with product units; for instance, this license authorizes stickers printed with the verbal statement to be affixed to product units shipped during the Transition Period. Also, similar stickers applied to existing supplies of product literature, such literature to be distributed to customers before the end of the Transition Period are authorized hereby. All such usage of HP's name shall be in accordance with the Hewlett-Packard Corporate Identity Trademarks Standards (Exhibit C).


9.0  LICENSES TO SUBSIDIARIES

9.1 All licenses granted to either party under this Agreement shall include the right to grant revocable or irrevocable sublicenses to that party's Subsidiaries, such sublicenses to include the right of the sublicensed Subsidiaries, correspondingly, to sublicense other Subsidiaries.


10.0  THIRD-PARTY COMPETITION

10.1 If, during the term of this Agreement, one party (as "Discovering Party") becomes aware of any third party which is making, using or selling a product, or is practicing a process, which is covered by any intellectual property rights owned by the other party (as "Owning Party"), the Discovering Party, at its option, may bring the name of such third party to the Owning Party's attention. However, the Owning Party shall have sole, unfettered discretion to enforce its intellectual property rights against such third party, without accounting to the Discovering Party. Nothing in this Agreement shall be construed to require the Owning Party to divulge to the Discovering Party any information concerning the Owning Party's licenses of its intellectual property rights with any third party.


11.0  OWNERSHIP OF INTELLECTUAL PROPERTY

11.1 HP shall retain full ownership and control of all HP intellectual property not expressly provided for otherwise in this Agreement. Such ownership and control shall include, but not be limited to, statutory rights conferred for Inventions under patent statutes and for works of authorship under copyright statutes, statutory and common-law trademark rights, and rights to seek redress for divulgations of trade secret information under legal theories including but not limited to contract and tort.

11.2 The Owning Party has sole and unfettered discretion regarding the enforcement and the maintenance in force of the Owning Party's intellectual property.

11.3 HP and its Subsidiaries shall retain the right to use the HP intellectual property for any purpose without accounting to Pinnacle, including but not limited to the right freely to license the HP Related Patent Rights.

11.4 HP shall execute documents reasonably requested by Pinnacle to perfect Pinnacle's rights in and to the HP Business Intellectual Property.


12.0  REPRESENTATIONS AND WARRANTIES; DISCLAIMERS

12.1 HP hereby remakes the representations and warranties of Article IV of the Asset

Purchase Agreement with respect to the Intellectual Property.

12.2 EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES REFERRED TO IN THIS ARTICLE 12, HP MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING ANY INFORMATION OR MATERIALS LICENSED TO PINNACLE UNDER THIS AGREEMENT, INCLUDING NONINFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. ANY INFORMATION EXCHANGED UNDER THIS AGREEMENT IS PROVIDED "AS IS."

12.3 Neither party shall have any obligation to change, correct, maintain, modify, update or otherwise support any materials licensed under this Agreement.

12.4 Neither party shall have any obligation to apply for, prosecute, perfect, or enforce any Intellectual Property Right covered by this Agreement. In the event that one of the Parties, which shall have had ownership and control of any Intellectual Property Right covered by this Agreement (the "Controlling Party"), shall decide not to do any of the above, or shall fail to do any of the above, then the Controlling Party shall notify the other party in a timely manner. At the other party's option, the Controlling Party shall assign such Intellectual Property Right to the other party, so that the other party may apply for, prosecute, perfect, or enforce the Intellectual Property right.

12.5 HP makes no representation or warranty as to the validity or the enforceability of any HP Business Patent Right, or of any HP Related Patent Right.

12.6 Both Parties represent and warrant that they have the right and the ability to enter into this Agreement, the right to grant the respective licenses granted herein, and the right to transfer the Acquired Assets and rights transferred in this Agreement.

12.7 All HP Business Intellectual Property was written and created solely by either (i) employees of HP acting within the scope of their employment or (ii) by third parties who have validly assigned all of their rights, including Intellectual Property rights in such products to HP, and no third party owns or has any rights to the HP Business Intellectual Property.

12.8 To HP's Best Knowledge, all HP Related Intellectual Property was written and created solely by either (i) employees of HP acting within the scope of their employment or (ii) by third parties who have validly assigned all of their rights, including Intellectual Property rights in such products to HP, and no third party owns or has any rights to the HP Related Intellectual Property.

12.9 To the Best Knowledge of HP, Pinnacle's use and exercise of the HP Business Intellectual Property, and of the HP Related Intellectual Property, in the manner used or exercised by HP in the operation of the Business prior to the Closing Date, and as permitted in this Agreement, will not infringe or misappropriate the Intellectual Property Rights of any third party.

12.10 Exhibit I lists all actions, including the payment of any fees, that must, or should be performed by, or on behalf of, HP in the ninety-day period following the Closing Date, with respect to any application for, perfection of, preservation of, or continuation of any rights of HP with respect to any HP Business Intellectual Property, including the filing of any patent applications, response to Patent Office actions, or payment of fees, including renewal fees.

12.11 All employees of HP related to the Business have entered into a valid and binding agreement with HP sufficient to vest title in HP of all Intellectual Property created by such employees in the scope of his or her employment with HP.

12.12 Neither the consummation of the transaction contemplated by this Agreement nor the transfer to Pinnacle of any contracts, licenses, agreements or HP Business Intellectual Property will cause or obligate Pinnacle to grant to any third party any rights or licenses with respect to any Intellectual Property of Pinnacle.

12.13 HP has taken all steps reasonable under the circumstances to protect the confidentiality and trade secret status of any material confidential information of HP and knows of no basis on which it could be claimed that HP has failed to protect the confidentiality of any material HP Business Confidential Information.

12.14 Except as set forth in Exhibit J, HP has not transferred ownership of, or granted any license of or right to use or authorized the retention of any rights to use, any Intellectual Property that is HP Business Confidential Information or HP Business Copyright Rights, to any other person.

12.15 The contracts, licenses and agreements listed in Exhibit K include all material contracts, licenses and agreements pursuant to which any person has licensed any Intellectual Property to HP related to the Business. HP is neither in breach of, nor has it failed to perform under any of the foregoing contracts, licenses and agreements and, to the Best Knowledge of HP, no other party to such contracts, licenses and agreements is in breach of or has failed to perform thereunder.

12.16 Except for any pre-existing licenses to the HP Business Patent Rights, all material HP Business Intellectual Property, including any item thereof, will be fully, transferable, alienable or licensable by, or between, HP or Pinnacle without restriction and without payment of any kind to any third party.

12.17 Except as set forth in Exhibit M, to the Best Knowledge of HP, no person is infringing or misappropriating any HP Business Intellectual Property or any HP Related Intellectual Property.

12.18 To HP's Best Knowledge, there are no facts or circumstances that would render any HP Business Patent Rights invalid or unenforceable. Without limiting the foregoing, to HP's Best Knowledge, there are no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of HP Business Patent Rights invalid or unenforceable, or would adversely effect any pending application for any HP Business Patent Rights. HP has not misrepresented, or failed to disclose, and, to HP's Best Knowledge, HP is not aware of, any misrepresentation or failure to disclose, any fact or circumstances in any application for any HP Business Patent Rights that would constitute fraud or a material misrepresentation with respect to such application or that would otherwise effect the validity or enforceability of any HP Business Patent Rights.


13.0  INDEMNIFICATION

13.1 HP will indemnify Pinnacle for losses pertaining to the subject matter of this Agreement as provided for in Article 10 of the APA.


14.0  LIMITED TRANSFERABILITY OF LICENSES

14.1 All licenses granted to Pinnacle hereunder shall be transferable by Pinnacle only in connection with:

         (a) any consolidation, merger, reorganization, recapitalization or sale in one or more related transactions of Pinnacle with or into any other corporation or other entity or person, or any other corporate reorganization or sale of securities of Pinnacle, in which the stockholders of Pinnacle immediately prior to such consolidation, merger, recapitalization or sale, own less than fifty percent (50%) of Pinnacle's voting power immediately after such consolidation, merger, reorganization or sale, or any transaction or series of related transactions in which in excess of fifty percent (50%) of Pinnacle's voting power is transferred;

         (b) any sale, lease or other disposition of all or substantially all of the assets of Pinnacle; provided, however, that, as soon as possible but not more than thirty (30) days after the consummation, or 3 days after the first public announcement, of any such transaction in which Pinnacle proposes to transfer such licenses, Pinnacle shall provide HP written notice of such proposed transaction and the identity of the other party or parties thereto; or

         (c) any sale, lease or other disposition of all or substantially all of the assets of the Business; provided, however, that, as soon as possible but not more than thirty (30) days after the consummation, or 3 days after the first public announcement, of any such transaction in which Pinnacle proposes to transfer such licenses, Pinnacle shall require, shall provide HP written notice of such proposed transaction and the identity of the other party or parties thereto, provided, further, that if such sale, etc., is to be consummated within 3 years of the Closing Date, the licenses shall be transferable only with HP's consent; or

14.2 Where Pinnacle sells less than substantially all of the Business to a third-party purchaser, the licenses granted hereunder to Pinnacle shall be applicable to the third-party purchaser only with HP's prior notice and consent, such consent to be communicated by HP to Pinnacle within 30 days of such notice. In view of the pending split of HP into two successor corporate organizations, provisionally designated "HPCo." and "NewCo.", such notice shall be given to the general legal counsels of HPCo. and of NewCo., and the appropriate one, having ownership of the relevant HP Business Intellectual Property, shall respond.

14.3 The parties acknowledge that HP is in the process of splitting into two separate successor corporate organizations. All rights granted to HP under this Agreement shall be applicable to both successor corporate organizations.


15.0  TERM AND TERMINATION

15.1 Unless sooner terminated as provided for in this Agreement, the term for any license granted hereunder shall be the full and natural term of the respective underlying licensed intellectual property right.

15.2 If either party (as "Breaching Party") breaches any material provision of this Agreement, then the other party (as "Aggrieved Party") shall give the Breaching Party timely notice of the breach, and an opportunity, of 30 days' duration, for the Breaching Party to cure the breach. Upon failure of the Breaching Party to cure the breach within the cure period, or within a reasonable extension thereof at the discretion of the Aggrieved Party, the licenses to the Breaching Party granted herein shall, at the Aggrieved Party's option, terminate. The Aggrieved Party shall give the Breaching Party notice of the breach, and notice of the termination, in the manner provided for in the APA.

15.3 Any termination pursuant to this Article x shall not relieve either party of any obligation or liability accrued hereunder prior to such termination. Such termination shall not affect in any manner any rights of the Aggrieved Party under this Agreement, nor rescind, nor give rise to any right to rescind, anything done by the Breaching Party, or any payments made, or any consideration given, to the Aggrieved Party by the Breaching Party hereunder prior to the time such termination becomes effective.

15.4 In the event of termination of this Agreement, all rights and obligations which, by their nature, survive the expiration or termination of this Agreement shall remain in effect, including but not limited to the confidentiality provisions given in Article 5 and the warranty provisions given in Article 12.


16.0  MISCELLANEOUS

16.1 This Agreement does not create a joint venture, partnership or any other collaborative business relationship between the Parties. This Agreement makes no provisions for any joint or collaborative research or development. No inventions, discoveries, or works of authorship subject to patent or copyright protection, respectively, shall be made jointly by the Parties pursuant to this Agreement.

16.2 In case of any conflict between the terms of the Asset Purchase Agreement and the terms of this Agreement, the latter shall govern, except with respect to the provisions of Article 13 of the Asset Purchase Agreement, which shall govern the provisions of Section 9 hereof.

16.3 This Agreement shall be construed in accordance with the laws of the State of California.

16.4 the headings used in this Agreement are for reference and convenience only, and shall not be used in interpreting or construing the provisions of this Agreement.

16.5 In the event that any provision of this Agreement shall be held to be unenforceable, such ruling shall not affect the validity or the enforceability of the remaining provisions of this Agreement.

16.6 This Agreement and its Exhibits, Attachments, and/or Appendices, when executed by both Parties, shall constitute the entire agreement between the parties relating o the subject matter of this Agreement, and shall supersede app prior proposals, agreements, representations, drafts, and other communications between the Parties with respect to the subject matter of this Agreement.

16.7 No change to the provisions of this Agreement shall be valid, unless the change is in writing, and is signed bu both parties.

16.8 Any notice or acceptance provided for in this Agreement shall be in writing, and shall be deemed to have been given on the date such communication is deposited in certified or registered first-class mail, in an appropriately stamped envelope, as addressed to the appropriate parties in the Notice provision of the APA, section 12.5.

16.9 This Agreement is binding upon, and shall inure to the benefit of, the legal successors and assigns of the parties, including without limitation both of the two successor corporate organizations into which HP is presently being split.

16.10 The failure or delay of either party in exercising any of such party's rights hereunder, including any rights with respect to a breach or default by the other party, shall in no way operate as a waiver of such rights, nor shall any such failure or delay prevent the assertion of such rights with respect to any later breach or default by the other party.

16.11 Capitalized terms, used in this Agreement but not defined herein, shall have the meanings given in the APA.



17.0 EXHIBITS

         The following is a list of Exhibits attached to this Agreement, which are incorporated into this Agreement by this reference and by references elsewhere in this Agreement, and which are made a part hereof:

                  EXHIBIT A                 HP Business Patents transferred to Pinnacle

                  EXHIBIT B                 HP Related Patents Licensed to Pinnacle

                  EXHIBIT C                 Hewlett-Packard Corporate Identity Trademarks
                                            Standards

                  EXHIBIT D                 (reserved)

                  EXHIBIT E                 HP Related Confidential Information licensed
                                            to Pinnacle

                  EXHIBIT F                 HP Business Copyright Rights transferred to Pinnacle

                  EXHIBIT G                 HP Related Copyright Rights licensed to Pinnacle

                  EXHIBIT H                 HP Business Trademarks

                  EXHIBIT I                 IP actions due within 90 days after the Closing Date

                  EXHIBIT J                 Third Party licenses to HP Business Copyrights,
                                            confidential Information

                  EXHIBIT K                 HP licenses to third-party IP

                  EXHIBIT L                 (reserved)

                  EXHIBIT M                 third-party infringers of HP IP



         IN WITNESS WHEREOF, HP and Pinnacle have each caused a duly authorized representative to execute this Agreement on the dates given.


HEWLETT-PACKARD COMPANY                         PINNACLE SYSTEMS, INC.




By: __________________________                  By: ____________________________

Print name: __________________                  Print name: ____________________

Title: _______________________                  Title: _________________________

Date:_________________________                  Date:___________________________

                                    EXHIBIT B
             MANUFACTURING, SUPPLY AND TRANSITION SERVICES AGREEMENT

             MANUFACTURING, SUPPLY AND TRANSITION SERVICES AGREEMENT

                                 by and between

                             HEWLETT-PACKARD COMPANY

                                       and

                             PINNACLE SYSTEMS, INC.








                                  June 30, 1999

             MANUFACTURING, SUPPLY AND TRANSITION SERVICES AGREEMENT



         This Manufacturing, Supply and Transition Services Agreement (the "Agreement") is entered into as of the 30th day of June, 1999, by and between Hewlett-Packard Company, a Delaware corporation ("HP") and Pinnacle Systems, Inc., a California corporation ("Pinnacle").

                                    RECITALS

         WHEREAS, HP and Pinnacle have entered into that certain Asset Purchase Agreement, dated as of even date herewith (the "APA"), pursuant to which HP (a) has agreed to sell to Pinnacle certain assets of the Broadcast Video Server, Broadcast Media Stream and Quality Advisor businesses of HP's Video Communications Division (the "Business"), and (b) Pinnacle has agreed to assume certain liabilities of the Business;

         WHEREAS, in connection with the APA, HP has agreed effective as of the Closing Date to, among other things: (a) Manufacture (as defined below) certain Products (as defined below) for Pinnacle for a transition period and to provide certain manufacture support services in connection therewith; (b) supply certain components for the Products; (c) allow former HP employees hired by Pinnacle to remain in HP's facilities for 45 days; and (d) allow former HP sales individuals hired by Pinnacle to use their HP offices during a transition period.

         WHEREAS, HP is willing to provide the above-described assistance on the terms and conditions set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1. Definitions. In this Agreement, terms not elsewhere defined shall have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as it may be amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

         "Acquired   Equipment"  shall  mean  all  equipment  and  fixed  assets specified in Schedule 2.1(b) to, and transferred to Pinnacle pursuant to, the APA.

         "Agreement"  has  the  meaning   specified  in  the  preamble  to  this
         Agreement.

         "APA" has the meaning specified in the recitals to this Agreement.

         "Closing Date" has the meaning specified in the APA.

         "Consulting Employees" has the meaning specified in Section 4.3.

         "Continuing HP Sales Individuals" has the meaning specified in Section 4.5(a).

         "Continuing Key Employees" has the meaning specified in Section 4.4.

         "Damages" has the meaning specified in the APA.

         "Delivery Date" has the meaning specified in Section 2.4.

         "Finished Good" means any Product that is 100% complete and packed in a shipping carton awaiting shipment to Pinnacle.

         "FOB Point" has the meaning specified in Section 2.5(b).

         "Foreign Employee" has the meaning specified in Section 4.3.

         "Former HP Employees" has the meaning specified in Section 4.1(a).

         "Former HP Sales Individuals" has the meaning specified in Section 4.2(a).

         "HP" has the meaning specified in the preamble of this Agreement.

         "Identified  Manufacturing  Employees"  has the  meaning  set  forth in
Section 2.7(c).

         "Manufacture" or "Manufactured" shall mean the complete process of assembling the Products into Finished Goods as required under this Agreement.

         "Manufacture Support  Services"  has the meaning  specified  in Section
         2.2.

         "Materials" shall mean all materials required by HP to Manufacture the Products.

         "Monthly Maximum Amount " has the meaning specified in Section 2.3(b).

         "Order" has the meaning specified in Section 2.4.

         "Person" means any individual, corporation, partnership, joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
Governmental Entity (as defined in the APA).

         "Pinnacle" has the meaning specified in the preamble of this Agreement.

         "Products" means the products of the Broadcast Video Server, Broadcast Media Stream and Quality Advisor businesses of the Video Communications Division of HP which are being

Manufactured as of the date hereof and, provided the prior written consent of HP is obtained, other products relating to the foregoing products which are introduced during the Transition Period. For purposes of Sections 2.8 and 2.9, Products shall include those products that are obsolete but still have a support life obligation.

         "Production and Delivery Schedule" has the meaning specified in Section 2.3(b).

         "743 Computers" has the meaning specified in Section 3.1.

         "744 Computers" has the meaning specified in Section 3.2.

         "Supplier" has the meaning specified in Section 3.1.

         "Transition Period" shall mean the six-month period from and including the Closing Date, unless earlier terminated by written agreement of HP and Pinnacle.

         "TTLA" shall mean the Technology Transfer and License Agreement, dated the date hereof, by and between HP and Pinnacle.

         "WIP Inventory" means the work-in-process inventory of Products.

                                    ARTICLE 2

                             MANUFACTURING AGREEMENT

         2.1. In General.

                  (a) During the Transition Period, HP agrees to Manufacture the Products that Pinnacle requests it Manufacture utilizing the tools, machinery, equipment, fixtures and computer systems of HP and the Acquired Equipment. HP agrees that the Manufacture of the Products hereunder shall be carried out in a good and workmanlike manner in substantial conformity with the manner in which such Products were Manufactured by HP prior to the date hereof. HP shall have available to Manufacture the Products such facilities, employees, technical, spare parts and computer systems as are necessary to Manufacture the Products.

                  (b) During the Transition Period, HP will develop a monthly purchase plan for the procurement of Materials. Such purchase plan will be subject to the review and approval of Pinnacle.

         2.2. Manufacture Support Services. During the Transition Period, HP shall maintain customary manufacturing support services such as new product introduction, finance, procurement and Manufacture engineering (the "Manufacture Support Services") at a level of service and availability substantially equivalent to that provided to the Business immediately prior to the date hereof.

         2.3. Production and Delivery Schedule.

                  (a) Prior to the Closing Date, the parties shall use commercially reasonable efforts to agree to a production requirements schedule showing estimated quantities of the Products, estimated delivery dates, "do not ship before" dates and priorities for the entire Transition Period (the "Production and Delivery Schedule"). Prior to the commencement of each month during the Transition Period, Pinnacle shall provide HP with an update to the Production and Delivery Schedule for the remaining term of the Transition Period.

                  (b) The maximum amount of servers which HP may be required to Manufacture each month shall not exceed forty (the "Monthly Maximum Amount"). No increase in such amount shall be permitted without the prior written consent of HP.

         2.4. Purchase Order. From time to time during the term hereof, Pinnacle will place a written order (an "Order") for a specific number of Products with HP. Each Order will show the quantity of the Product requested, delivery dates (each, a "Delivery Date"), "do not ship before" dates and priorities. All Orders must conform to the terms and conditions of this Agreement. If there are any discrepancies between this Agreement and any Order, this Agreement will prevail. No amendment, modification or adjustment may be made by Pinnacle to an Order without the consent of HP. Pinnacle shall be responsible for any costs and expenses incurred by HP resulting from any amendments, modifications or adjustments agreed to by HP with respect to any Order previously delivered by Pinnacle to HP. Prior to the Closing Date, Pinnacle shall submit its initial order pursuant to this Agreement to HP.

         2.5. Deliveries.

                  (a) Deliveries. HP will Manufacture the Products as required by this Agreement and each Order, in the priority sequence reasonably requested by Pinnacle and within the reasonably requested time frames. HP will use commercially reasonable efforts to deliver Products subject to an Order by the Delivery Date. If any Product cannot be delivered by the Delivery Date, as set forth in the Order, Pinnacle shall nevertheless accept such deliveries, when made (generally, an order must be received within five (5) weeks prior to the first scheduled Delivery Date in order to ensure that deliveries will be made by the Delivery Date).

                  (b) FOB Point. Once Manufacture of the Products has been completed, HP shall be responsible for delivering the Finished Goods FOB factory (the "FOB Point") by loading such Finished Goods onto delivery trailers provided or designated by Pinnacle. HP agrees to load the Finished Goods onto the delivery trailers in accordance with the Order and any other reasonable written priority instructions provided by Pinnacle. Pinnacle will be responsible for moving the delivery trailers on and off HP's factory.

                  (c) Risk of Loss. Pinnacle assumes all risk of loss at such time as the Product is delivered by HP to the FOB Point and delivery of the Product is taken either by Pinnacle or by a shipper on behalf of Pinnacle. Pinnacle shall, in its discretion, insure against any risk of loss at the removal of the Product from the FOB Point.

         2.6. Price and Payment. Pinnacle shall pay to HP an amount equal to the actual cost to the Business of the Materials procured by HP to Manufacture the Products (such cost to be determined under HP's standard accounting procedures). Such payments shall be made on a monthly basis in accordance with Section 7.4 hereof. If the number of servers Manufactured by HP pursuant to the terms hereof during the Transition Period exceeds the aggregate of the Monthly Maximum Amounts (subject to Section 2.3(b) hereof), Pinnacle will pay an additional amount to HP to compensate HP for HP's actual incremental manufacturing cost, which amount will be determined based on good faith negotiations between HP and Pinnacle.

         2.7. Inspection and Access by Pinnacle; Training, Etc.

                  (a) Inspection. During the Transition Period, HP agrees, upon reasonable advance notice, to allow Pinnacle's personnel to have access to the premises at which the Products are being Manufactured during regular business hours, in order for Pinnacle's personnel to ascertain compliance on the part of HP with all of the terms and conditions of this Agreement.

                  (b) Training. During the Transition Period, HP agrees to cause its employees who are engaged in the Manufacture of the Products to use commercially reasonable efforts to train and educate Pinnacle's representatives in order to aid Pinnacle's establishment of its own manufacturing operation.

                  (c)  Retention  of   Manufacturing   Employees.   As  soon  as
practicable after the Closing Date, but in no event later than three months after the Closing Date, Pinnacle shall identify for HP those employees of HP who are engaged in the Manufacture of the Products and who Pinnacle wishes to employ as of the end of the Transition Period (the "Identified Manufacturing Employees"). HP and Pinnacle shall use commercially reasonable efforts to transfer the Identified Manufacturing Employees to Pinnacle effective as of the end of the Transition Period.

                  (d) Vendor Relationships. During the Transition Period, HP agrees to use commercially reasonable efforts to facilitate the transfer to Pinnacle of the vendor relationships which primarily relate to the Manufacture of the Products.

         2.8. Warranty.

                  (a) Without prejudice to the assumption by Pinnacle of all warranty obligations on the terms set forth in the APA, HP agrees that, during the Transition Period, HP will repair Products that are returned by customers for breach of warranty or are otherwise faulty. The actual material costs incurred by HP under this Section 2.8 will be paid by Pinnacle on a monthly basis in accordance with Section 7.4 hereof. HP's obligations under this Section 2.8(a) will terminate automatically at the end of the Transition Period.

                  (b) THE OBLIGATION TO REPAIR SET FORTH IN SECTION 2.8(a) IS AN EXCLUSIVE REMEDY AND IN LIEU OF ALL EXPRESS AND IMPLIED WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE.

         2.9. Customer Support.

                  (a) Customer Support Contracts. Without prejudice to the assumption by Pinnacle of all support obligations on the terms set forth in the APA, the parties have reached the following agreements with respect to customer support matters:

                  (i) HP and Pinnacle shall use commercially reasonable efforts to transfer all existing customer support commitments relating to the Business (i.e., contracts under which a customer has purchased support beyond that covered by the basic warranty) (the "Customer Support Contracts") to Pinnacle prior to the end of the Transition Period. Such Customer Support Contracts are included in Schedule 2.9(a)(i) to the APA. Pinnacle will assume all obligations under, and will be entitled to the revenues to be received under or, to the extent such revenues are prepaid, a pro rata share of the revenues already received under, such transferred Customer Support Contracts. In addition, Pinnacle will use commercially reasonable efforts to build, as soon as practicable after the Closing Date, the support capabilities and infrastructure needed to deliver the required level of support to customers under all transferred Customer Support Contracts.

                  (ii) Pending the assumption of a Customer Support Contract by Pinnacle in accordance with subsection (i) above, the appropriate division of HP will continue to honor such Contract. Further, to the extent a Customer Support Contract cannot be transferred to Pinnacle pursuant to subsection (i) or it is not practicable to transfer such Contract to Pinnacle pursuant to subsection (i), the appropriate division of HP will honor such Contract for its remaining term. Such division will retain the revenues received, and absorb the cost of performing, under the Contracts described in this subsection
                  (ii). Upon termination of a Customer Support Contract at the end of its current term, all obligations of HP under this subparagraph (ii) with respect to such Contract shall cease, provided that, should any such Contract expire during the Transition Period, HP may, in the exercise of its sole discretion and if the customer agrees, extend the Contract to the end of the Transition Period.

                  (iii) From and after the Closing Date, Pinnacle will provide such on-line technical support to HP's customer support division as is necessary to enable such division to perform under subsection (ii) above. From and after the end of the Transition Period, Pinnacle will provide such parts support to HP's customer support division as is necessary to enable such division to perform under subsection (ii) above. The cost for the services rendered by Pinnacle to HP under this subsection
                  (iii) will be materially equivalent to the price currently being paid by the Business for such services.

                  (b) Field Support By HP. During the Transition Period, the field support resources of HP shall use commercially reasonable efforts to provide such on site customer support and any other warranty support that is reasonably required by Pinnacle. The price for the services rendered by HP to Pinnacle under this subsection (b) will be paid by Pinnacle and will be materially equivalent to the price being currently paid by the Business for such services.

                  (c) Call Centers. During the Transition Period, the HP call centers and 800 numbers shall remain available to customers of the Business. At the end of the Transition Period, Pinnacle shall assume responsibility for all call-in services and HP shall use commercially reasonable efforts to transfer its 800 numbers to Pinnacle.

         2.10. Other Necessary Items.

                  (a) Pinnacle will use commercially reasonable efforts to enter into an agreement with a third party for the manufacture and supply, from and after the end of the Transition Period, of the Quality Advisor product which is part of the Products. If Pinnacle is unable to enter into such an agreement, HP agrees to use commercially reasonable efforts to cause its appropriate division to manufacture and supply such product for Pinnacle during the period commencing at the end of the Transition Period and ending on December 31, 2000, at a purchase price materially equivalent to the price currently being paid by the Business to such division.

                  (b) Pinnacle will use commercially reasonable efforts to enter into an agreement with a third party for the manufacture and supply, from and after the end of the Transition Period, of the PC boards which are part of the Products. If Pinnacle is unable to enter into such an agreement, HP agrees to use commercially reasonable efforts to cause its PC board manufacturing facility in Spokane, Washington to manufacture and supply such boards for Pinnacle during the period commencing at the end of the Transition Period and ending on the one year anniversary of the end of the Transition Period, at a purchase price materially equivalent to the price currently paid by the Business to such board manufacturing facility.

         2.11. Ownership of Acquired Equipment.

                  (a) Ownership. HP understands and acknowledges that it shall under no circumstances be considered to have any ownership or proprietary interest in the Acquired Equipment. HP will not mortgage, pledge, assign or borrow against such equipment.

                  (b) Obsolete Equipment. From and after the Closing Date and as set forth in the APA, all Acquired Equipment shall be owned by Pinnacle and Pinnacle bears the risk of such Equipment becoming obsolete. In addition, Pinnacle will be responsible for repairing the Acquired Equipment and replacing any Acquired Equipment that is non-repairable or requires an upgrade.

                  (c) Storage. HP shall use the same degree of care with respect to the Acquired Equipment as HP exercises in respect of its own similar property. HP shall use reasonable efforts to inform Pinnacle of any needed repairs or upgrades to the Acquired

Equipment.   HP  agrees  to  comply,  at  Pinnacle's  expense,  with  Pinnacle's reasonable instructions as to the performance of any preventive maintenance on any Acquired Equipment.

                  (d) Insurance. Pinnacle shall be responsible for insuring all of the Acquired Equipment and any other Pinnacle personal property located on HP property. Pinnacle shall maintain all risk insurance on such property and hereby grants a waiver of subrogation to HP with respect to any such insurance.

         2.12. Purchase Upon Termination of Agreement.

                  (a) At the end of the Transition Period or, if earlier, upon termination of Article 2 of this Agreement, Pinnacle will purchase from HP, at actual material cost net of reserves at the Closing Date, all remaining inventory relating to the Business including, without limitation, (i) all raw materials, (ii) all WIP Inventory, (iii) all Materials and any other items purchased by HP for its performance under this Article 2, and (iv) all Finished Goods.

                  (b) At the end of the Transition Period or, if earlier, upon termination of Article 2 of this Agreement, HP shall assemble and deliver to Pinnacle at the FOB Point all Acquired Equipment; provided that all amounts owed by Pinnacle to HP under this Agreement have been paid in full.

         2.13. Termination.

                  (a) Unless terminated earlier hereunder, Article 2 of this Agreement shall terminate on the last day of the Transition Period (unless a section hereof expressly provides that it will continue to apply after the end of the Transition Period).

                  (b) Article 2 of this Agreement may be terminated prior to the date specified in Section 2.13(a):

                  (i) at any time by mutual written agreement executed by HP and Pinnacle; or

                  (ii) by either party if the other party shall fail to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party and such breach shall not be remedied by the breaching party within ten (10) business days of receipt of written notice of the breach given by the non-breaching party.

                  (c) In the event of termination of Article 2 of this Agreement as provided in this Section 2.13, the terminating Party shall provide written notice of such termination to the other Party, the provisions of Article 2 of this Agreement shall forthwith become void, except that the agreements contained or referred to in this Section 2.13, Section 2.12, Section 2.14, Article 5,
Article 6 and Article 7 shall survive. Notwithstanding the foregoing but subject to the other provisions hereof, in the event of a termination of Article 2 of this Agreement by any Party hereto, nothing herein shall limit the remedies at law or in equity of any Party with respect to any breaches hereof by any other Party.

         2.14. Limitation of Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR PERFORMANCE OR NONPERFORMANCE UNDER THIS AGREEMENT, EXCEPT FOR ACTUAL DAMAGES INCURRED BY THE OTHER PARTY AS A RESULT OF BREACH OF PERFORMANCE OF THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER UNDER THE TERMS OF THIS AGREEMENT, OR UPON ANY BREACH THEREOF, FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY TYPE INCURRED IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ATTORNEY FEES AND LOST PROFITS, REGARDLESS OF FORM OF ACTION AND WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE.

                                    ARTICLE 3

                                SUPPLY AGREEMENT

         3.1. 743 Computers. During the period commencing on the date hereof and ending on November 30, 1999, HP agrees to supply through its appropriate division (in such capacity, the "Supplier") to HP or to Pinnacle (if the Transition Period ends or Article 2 of this Agreement is terminated prior to November 30, 1999), such number of 743 real time computers (the "743 Computers") as are ordered by HP or Pinnacle, as applicable, to enable HP or Pinnacle, as applicable, to manufacture the Products. The purchase price for each 743 Computer shall not exceed $2,050 and shall include a license to use the HPRT in accordance with Section 7.2 of the Technology Transfer Agreement.

         3.2. 744 Computers. During the period commencing on November 30, 1999 and ending on December 31, 2001, Supplier agrees to supply to HP or to Pinnacle (upon the ending of the Transition Period or termination of Article 2 of this Agreement), such number of 744 real time computers (the "744 Computers") as are ordered by HP or Pinnacle, as applicable, to enable HP or Pinnacle, as applicable, to manufacture the Products; provided, however, that the actual number of 744 Computers so ordered and supplied shall approximate existing forecast levels of 30 per month. The purchase price for each 743 Computer shall not exceed $2,500 and shall include a license to use the HPRT in accordance with
Section 7.2 of the Technology Transfer Agreement.

         3.3. Warranty. The 743 Computers and the 744 Computers shall have Supplier's standard warranty for a one-year period.

         3.4. Support. Supplier agrees to provide to HP or Pinnacle, as applicable, the following backup technical support services to Pinnacle with respect to the 743 and the 744 Computers: (a) the equivalent of one-quarter of an engineer, (b) phone-in support to the RT laboratory, and (c) software upgrades to fix bugs. The price for the foregoing backup technical support services shall be $50,000 per year, such price to be paid in arrears in quarterly installments commencing on the three month anniversary of the Closing Date and continuing at the end of each following three month period. The parties shall negotiate in good faith with respect to any support requested by Pinnacle beyond the levels indicated in the first sentence of this Section 3.4 and the cost of any such additional support shall also be determined based on good faith negotiations between HP and Pinnacle.

                                    ARTICLE 4

                                EMPLOYEE MATTERS

         4.1. HP Employees Who Are Hired By Pinnacle.

                  (a) During the period commencing on the Closing Date and ending on a date that is no later than 45 days after the Closing Date, HP shall allow employees of HP who have been hired by Pinnacle and who will be identified on Schedule 4.1(a) (the "Former HP Employees") to remain in the facilities which they occupy as of the Closing Date at no cost to Pinnacle (Schedule 4.1(a) will be attached to this Agreement on the Closing Date). Pinnacle will use reasonable efforts to reduce the amount of time required by the Former HP Employees in HP's facilities. Such Former HP Employees shall execute HP's standard confidentiality and nondisclosure agreement.

                  (b) During the time period set forth in Section 4.1(a), the Former HP Employees shall have access to computer systems and related equipment of HP necessary for the operation of the Business and which will be specified in
Schedule 4.1(b), subject to restrictions to maintain the confidentiality of other HP businesses (Schedule 4.1(b) will be attached to this Agreement on the Closing Date).

         4.2. HP Sales Individuals Who Are Hired By Pinnacle.

                  (a) During the period commencing on the Closing Date and ending on a date that is no later than the last day of the Transition Period, HP shall allow, to the extent practical and legally permissible, sales individuals formerly employed by HP who have been hired by Pinnacle and who will be identified on Schedule 4.2(a) (the "Former HP Sales Individuals") to continue to use the offices which they use as of the Closing Date at no additional charge to Pinnacle (Schedule 4.2(a) will be attached to this Agreement on the Closing
Date). Pinnacle will use reasonable efforts to reduce the amount of time required by the Former HP Sales Individuals in HP's offices. Such Former HP Sales Individuals shall execute HP's standard confidentiality and nondisclosure agreement. Such Former HP Sales Individuals shall also return their HP company cars to HP on or before the Closing Date and such cars shall remain the property of HP.

                  (b) During the time period set forth in Section 4.2(a), the Former HP Sales Individuals shall have access to computer systems and related equipment of HP necessary for the operation of the Business and which will be specified in Schedule 4.2(b), to restrictions to maintain the confidentiality of other HP businesses (Schedule 4.2(b) will be attached to this Agreement on the Closing Date).

         4.3 Consulting Employees. HP agrees to use reasonable efforts to establish with Pinnacle a consulting arrangement whereby up to six Key Employees who do not elect to transfer to Pinnacle (collectively, the "Consulting Employees") shall work as consultants for Pinnacle, for a period of up to six months, to assist in engineering and manufacturing transition matters. There shall be no additional price paid by Pinnacle for this consulting arrangement for the six-month period. If the parties agree to any extension of this consulting arrangement beyond the initial six-month period, Pinnacle shall pay for the consulting services during the extended period in an amount equal to the salary and incentive-based pay paid by HP to such Consulting Employees plus health and welfare benefits (but excluding stock options), and, to the extent such Consulting Employee is located on HP's premises, overhead, for the period that the arrangement described in this Section 4.3 remains in effect.

         4.4. Key Employees Who Are Not Hired By Pinnacle. The parties' agreement with respect to HP employees engaged in the Business who were offered jobs with Pinnacle in connection with the transactions contemplated by the APA but did not elect to become employees of Pinnacle (the "Continuing Key Employees") is set forth in Section 8.11(c) of the APA.

         4.5.  HP Sales Individuals Who Are Not Hired By Pinnacle.

                  (a) During the period commencing on the date hereof and ending on October 31, 1999, HP's sales individuals who support the Business and are not Former HP Sales Individuals hereunder (the "Continuing HP Sales Individuals") shall, so long as such Continuing HP Sales Individuals remain employees of HP, continue working on sales transactions relating to the Business that are in process and, to the extent such transactions are not closed prior to October 31, 1999, will transfer the management of such transactions to a Pinnacle representative.

                  (b) If a sales transaction described in Section 4.5(a) closes during the period commencing on the date hereof and ending on October 31, 1999, the Continuing HP Sales Individual shall be entitled to his/her standard quota and bonus credit, which shall be paid by HP.

                  (c) If a sales transaction described in Section 4.5(a) closes after October 31, 1999 and before January 1, 2000, Pinnacle shall pay to the applicable Continuing HP Sales Individual a commission beyond a nominal level, the exact amount of which will be determined by HP in the exercise of its sole discretion.

         4.6. Employment Matters.

                  (a)      Wages, Payroll Taxes and Benefits.

                  (i) From and after the Closing Date, Pinnacle shall be solely responsible for the payment of all wages, fringe benefits, social security, unemployment and similar expenses and taxes in respect of the Former HP Employees and the Former HP Sales Individuals.

                  (ii) From and after the Closing Date, HP shall be solely responsible for the payment of all wages, fringe benefits, social security, unemployment and similar expenses and taxes in respect of (w) HP's employees engaged in the Manufacture of the Products and the performance of the Support Services contemplated under Article 2 of this Agreement; (x) the Consulting Employees while employed by HP; (y) the Continuing Key Employees and (z) the Continuing HP Sales Individuals. As required by any applicable law, HP agrees that it shall maintain in effect full statutory coverage for workers' compensation, employers' liability and disability insurance for all of such employees. HP further agrees that it has and shall comply with all applicable state, federal, foreign and other applicable wage and hour and other labor laws, including without limitation, all child labor, minimum wage, overtime and safety related laws.

                  (b)      Conduct.

                  (i) Pinnacle shall be solely responsible for the proper conduct of the Former HP Employees and the Former HP Sales Individuals. Immediately upon the written request from an authorized representative of HP, Pinnacle will remove from HP's facilities or offices any Former HP Employee or Former HP Sales Individual. HP will not be notified of or participate in any disciplinary action regarding any Former HP Employee or Former HP Sales Individual.

                  (ii) HP shall be solely  responsible for the proper conduct of
                  (w) HP's employees engaged in the Manufacture of the Products and the performance of the Support Services contemplated under
                  Article 2 of this Agreement; (x) the Consulting Employees while employed by HP; (y) the Continuing Key Employees and (z) the Continuing HP Sales Individuals. Pinnacle will not be notified of or participate in any disciplinary action regarding any such employee.

                                    ARTICLE 5

                     USE OF HP'S FACILITIES, INSURANCE, ETC.

         5.1. Termination for Noncompliance. In the event HP, in its reasonable discretion, determines that Pinnacle's use of HP's facilities or offices pursuant to Article 4 hereof is not in conformance with any term or condition of this Agreement, HP may terminate Pinnacle's use of HP's facilities and offices immediately. Upon such termination, the Former HP Employees and the Former HP Sales Individuals shall vacate HP's facilities and offices within one business day.

         5.2. Certain Uses Forbidden. Pinnacle shall not commit or permit the commission of any act on HP's facilities or offices, or use or permit the use of HP's facilities or offices in any way, that:

                  (a) Increases the existing rates for or causes cancellation of
any  fire,   casualty,   liability  or  other  insurance   policy  insuring  the
above-described facilities and/or offices;

                  (b) Obstructs or interferes with the rights of other users of the above-described facilities and/or offices;

                  (c) Constitutes the commission of waste or the maintenance of a nuisance on the above-described facilities and/or offices;

                  (d) Involves the use, sale, or consumption of alcoholic beverages on the above-described facilities and/or offices;

                  (e)  Involves  the  use,  sale,  or   introduction   onto  the
above-described  facilities and/or offices of any hazardous or toxic substances;
or

                  (f)   Constitutes   an  alteration   of  the   above-described
facilities and/or offices.

         5.3. Condition of Premises. By entering upon the above-described facilities and/or offices, Pinnacle agrees that the above-described facilities and/or offices are in good, clean, and safe condition. After entering the above-described facilities and/or offices, Pinnacle shall maintain the above-described facilities and/or offices in the same condition at its sole cost. Upon vacating of the above-described facilities and/or offices in accordance with this Article 5, Pinnacle shall surrender the above-described facilities and/or offices in their condition at the time of entry by Pinnacle. If Pinnacle does not so surrender the Premises, Pinnacle shall reimburse HP upon demand for all expenses incurred by HP in restoring the above-described facilities and/or offices to such condition.

         5.4.  Insurance.   During  the  period  that  Pinnacle  is  using  HP's
facilities and/or offices, it shall maintain in full force and effect, at its own cost and expense, insurance coverage to include:

                  (a) Workers' Compensation insurance as required by law or regulation and employer's liability insurance in amounts not less than $1,000,000 per accident for bodily injury by accident, $1,000,000 policy limit by disease, and $1,000,000 per employee for bodily injury by disease. Where permitted by law, the foregoing policies shall contain waivers of the insurer's subrogation rights against HP.

                  (b) Pinnacle shall carry either Comprehensive General Liability Insurance or Commercial General Liability Insurance with limits of liability and coverage as indicated below: (i) Premises and operations; (ii) Products and Completed Operations; (iii) Contractual Liability; (iv) Broad Form Property Damage (including Completed Operations); and (v) Personal Injury Liability. Comprehensive General Liability policy limits shall be not less than a Combined Single Limit for Bodily Injury, Property Damage, and Personal Injury Liability of the Coverage Amount per occurrence and the Coverage Amount in the aggregate. Commercial General Liability (Occurrence) policy limits shall be not less than the Coverage Amount per occurrence (combined single limit for bodily injury and property damage), the Coverage Amount for

Personal Injury Liability, the Coverage Amount in the Aggregate for Products and Completed Operations, and the Coverage Amount in the General Aggregate. The foregoing policies shall name HP as an Additional Insured and shall stipulate that the insurance afforded the Additional Insured shall apply as primary insurance and that no other insurance carried by any of them shall be called upon to contribute to a loss covered thereunder. The Coverage Amount shall be equal to Pinnacle's existing primary and excess liability insurance and in no event shall it be less than $2,000,000.

                  (c) Pinnacle shall carry bodily injury, property damage, and automobile contractual liability coverage for owned, hired, and non-owned autos with a combined single limit of liability for each accident of not less than the Coverage Amount.

                  (d) Certificates of Insurance evidencing the required coverages and limits shall be furnished to HP before the Former HP Employees and the Former HP Sales Individuals may enter HP's facilities and offices and shall provide that there will be no cancellation or reduction of coverage without thirty (30) days prior written notice to HP. All insurance policies shall be written by a company authorized to do business in the state where HP's facilities and offices are located. Pinnacle shall furnish copies of any endorsements subsequently issued which amend coverage or limits.

         5.5. No Liability. HP's sole obligation shall be to use commercially reasonable efforts to make the facilities and offices described in Sections 4.1 and 4.2 available to the Former HP Employees and the Former HP Sales Individuals. Except as contemplated by Section 6.1 hereof, under no circumstances shall HP incur any liability for its failure or inability, for any cause, to make such facilities and offices available to the Former HP Employees and the Former HP Sales Individuals.

         5.6. No Representation. HP has made no representations or warranties of any kind, whether express or implied, as to the condition of the facilities and offices described in Sections 4.1 and 4.2 or the suitability of such facilities and offices for Pinnacle's activities. Pinnacle enters the facilities and offices described in Sections 4.1 and 4.2 and agrees to use such facilities and offices at its sole risk, "as is", and subject to all defects (whether patent or latent).

         5.7. Compliance with Laws. Pinnacle shall comply with all federal, state, and local laws, statutes, ordinances, rules, regulations, and orders applicable to its use of the facilities and offices described in Sections 4.1 and 4.2.

         5.8. Confidential Information. Pinnacle shall not disclose to any person or entity any confidential information of HP, whether written or oral, which Pinnacle may inadvertently or intentionally obtain from HP or otherwise discover while on the facilities and offices described in Sections 4.1 and 4.2. As used in this Section 5.8, the term "confidential information" shall include, without limitation, all information or data concerning or related to HP's products (including the discovery, invention, research, improvement, development, manufacture, or sale of HP products) or general business operations (including sales costs, profits, pricing methods, organization, employee lists, and processes).

         5.9. Development Software. During the period commencing on the Closing Date and ending on the one-year anniversary of the Closing Date, HP agrees to use commercially reasonable efforts to provide Pinnacle with reasonable access to the development software licenses included in Schedule 2.1(d)(iii) to the APA, to enable Pinnacle to operate the Business and to the extent such licenses are not assigned to Pinnacle pursuant to the APA.

                                    ARTICLE 6

                                 INDEMNIFICATION

         6.1. Indemnification.

                  (a) HP's Indemnification. Subject to Section 6.3, HP shall indemnify and hold Pinnacle harmless from and against any Damages, resulting from, arising out of, or incurred with respect to, or alleged to result from or arise out of any negligent act or omission or any act of intentional misconduct by HP, its employees, agents or subcontractors in connection with this Agreement.

                  Any liability of HP under this Section 6.1(a) shall be subject to Article X of the APA.

                  (b) Pinnacle's Indemnification. Subject to Section 6.3, Pinnacle shall indemnify and hold HP harmless from and against any Damages, resulting from, arising out of, or incurred with respect to, or alleged to result from or arise out of:

                  (i) Any of the Products manufactured under the terms of this Agreement or claims of any customers of the Business arising subsequent to the Closing Date with respect thereto.

                  (ii) The acts or omissions of Pinnacle, its employees, suppliers, agents or subcontractors in connection with this Agreement.

                  (iii) Any negligent act or omission or any act of intentional misconduct by Pinnacle or its employees, agents or subcontractors (including without limitation the Former HP Employees and the Former HP Sales Individuals) on HP's premises.

         6.2. Indemnification Procedures/Remedies Exclusive/Arbitration. Sections 10.4, 10.5 and 10.6 of the APA shall apply with respect to any claim for indemnification under this Article 6 and are, by this reference, incorporated in and made a part of this Agreement.

         6.3. Property Damage. Each of HP and Pinnacle agrees to hold the other harmless for all loss or damage to HP's or Pinnacle's property, as the case may be, regardless of negligence, and agrees to waive any subrogation rights any insurer may have with respect thereto.

                                    ARTICLE 7

                               GENERAL PROVISIONS

         7.1. Effectiveness of Agreement. Although this Agreement is dated as of the date first set forth above, this Agreement shall not be effective until the Closing Date.

         7.2. Implementation Committee. The parties hereby appoint an implementation committee to jointly draft a detailed implementation plan to be completed by Closing and covering matters relating to the transfer of the Business to Pinnacle such as research and development, marketing, manufacturing, sales, marketing communications, support, finance and administration, human resources and international operations. This committee will consist of a HP "stay transition manager" (Stephen Hamilton), a HP "go transition manager" (Greg Hoberg) and a Pinnacle "transition manager" (Tavy Hughes) and the relevant functional specialists from each party. Meetings of this committee will take place as and where agreed, via teleconference or face-to-face.

         7.3. Notices. Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth in Section 12.4 of the APA. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (i) upon confirmation of delivery, if sent by facsimile and (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery.

         7.4. Billing and Payment Procedure. To the extent practicable, billings under this Agreement will be billed on or before the 20th day of each month for services rendered in the previous month. Payment is due 30 days from the date of the bill. HP shall send bills to Pinnacle at the following address:

                           Pinnacle Systems, Inc.
                           280 North Bernardo Avenue
                           Mountain View, CA 94043
                           Attention: Chief Financial Officer

         Pinnacle shall remit all payments to HP at the following address:

                           Hewlett-Packard Company
                           5301 Stevens Creek Boulevard
                           Santa Clara, CA 95052
                           Attention: Rodney Gonsalves

         All payments due hereunder shall be paid in United States dollars. Any amount owed under this Agreement which is not paid on or before the date such amount is due shall bear interest on a per annum basis until paid at twelve percent (12%), but in any event not to exceed the maximum rate of interest permitted by applicable law.

         7.5. Expenses. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with this Agreement including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party hereto, in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

         7.6. Entire Agreement. This Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         7.7. Assignment. Neither party may, directly or indirectly, in whole or in part, neither by operation of law or otherwise, assign or transfer this Agreement or delegate any of its obligations under this Agreement without the other party's written consent. Any attempted assignment, transfer or delegation without such prior written consent will be void. Notwithstanding the foregoing, HP, or its permitted successive assignees or transferees, may assign or transfer this Agreement or delegate any rights or obligations hereunder without consent:
(1) to any entity controlled by, or under common control with, HP, or its permitted successive assignees or transferees; or (2) in connection with a merger, reorganization, transfer, sale of assets or product lines, or change of control or ownership of HP, or its permitted successive assignees or transferees. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

         7.8. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         7.9. Governing Law/Arbitration. Section 12.10 of the APA is, by this reference, incorporated in and made a part of this Agreement.

         7.10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         7.11. Public Disclosure. Section 8.3 of the APA is, by this reference, incorporated in and made a part of this Agreement.

         7.12. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

         7.13. Amendment of Agreement. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by HP and Pinnacle.

         7.14. Extension; Waiver. HP and Pinnacle may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, and (ii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         7.15. Interpretation. Article titles and section headings herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if it were set forth verbatim herein.

         7.16. No Agency. Nothing in this Agreement shall be construed to constitute any agency, employment or other relationship between any of the parties to this Agreement.

         7.17. Precedence of APA. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the APA, the terms and conditions of the APA shall prevail.

         IN WITNESS WHEREOF, HP and Pinnacle have caused this Manufacturing, Supply and Transition Services Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.


"PINNACLE"           PINNACLE SYSTEMS, INC.
                     a California Corporation

                     By:
                         -------------------------------------------------------
                           Arthur D. Chadwick
                           Vice President, Finance and Chief Financial Officer


"HP"                 HEWLETT-PACKARD COMPANY
                     a Delaware corporation

                     By:

                         -------------------------------------------------------
                          Thomas White
                          Vice President, Communications Solutions Group

                                    EXHIBIT C
                            PURCHASE PRICE ALLOCATION

                      Preliminary Purchase Price Allocation
                      -------------------------------------

         Inventory:                                       11.7 million
         Fixed assets:                                      .3 million
         In process research and development:              8.0 million
         Intellectual property:                            3.0 million
         Other intangibles                                 2.0 million
         Goodwill                                         15.0 million
                                                         -------------

                  Total:                                  40.0 million

                                    EXHIBIT D
                        FORM OF ASSUMPTION OF LIABILITIES

                          ASSUMPTION OF LIABILITIES



         THIS ASSUMPTION OF LIABILITIES (the "Instrument") is made, executed and delivered as of the ______ day of August, 1999, by Pinnacle Systems, Inc., a California corporation (the "Buyer").

         WHEREAS Hewlett-Packard Company, a Delaware corporation (the "Seller"), and the Buyer are parties to that certain Asset Purchase Agreement effective as of June 30, 1999 (the "Agreement") (capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement) regarding the sale to the Buyer of certain of the assets of the Seller for consideration in the amount and on the terms and conditions set forth in the Agreement;

         WHEREAS pursuant to Section 2.3 of the Agreement the Buyer has agreed to assume only certain obligations of the Seller (the "Assumed Liabilities); and

         WHEREAS the parties desire to carry out the intent and purposes of the Agreement by the Buyer's execution and delivery to the Seller of this Instrument.

         1. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby assumes and agrees to discharge when due the Assumed Liabilities.

         2. Other than with respect to the Assumed Liabilities, the Buyer does not assume, agree to perform, discharge or indemnify the Seller against or otherwise have any liability or obligation with respect to any liability, debt, contract or obligation not specifically assumed (including, without limitation, any Excluded Liabilities). The Seller shall remain solely responsible for satisfying, discharging or performing all of such liabilities, debts, contracts and obligations on a timely basis in accordance with their respective terms.

         3. This Instrument is subject to, and shall be construed in accordance with, the Agreement, and in the event of a conflict between the provisions of this Instrument and the provisions of the Agreement, the provisions of the Agreement shall prevail.

         4. This Instrument shall be construed in accordance with and be governed by the laws of the State of California applicable to contracts made and to be performed in California.

         IN WITNESS WHEREOF, the Buyer has duly executed this Instrument as of the day and year first set forth above.

                           PINNACLE SYSTEMS, INC.

                           By:
                                  ---------------------------------------------
                                   Arthur D. Chadwick,
                                   Chief Financial Officer and Vice President,
                                   Finance and Administration

                                    EXHIBIT E
              FORM OF BILL OF SALE AND GENERAL ASSIGNMENT OF ASSETS

                  BILL OF SALE AND GENERAL ASSIGNMENT OF ASSETS

         KNOW ALL MEN AND WOMEN BY THESE PRESENTS THAT:

         1. Transfer. Hewlett-Packard Company, a Delaware corporation (the "Seller"), pursuant to that certain Asset Purchase Agreement effective as of June 30, 1999 (the "Agreement"), by and among the Seller and Pinnacle Systems, Inc., a California corporation ("Buyer"), for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, convey, transfer, assign, set over and deliver to Buyer, its successors and assigns, all of the Seller's right, title and interest in and to all of the Acquired Assets (as defined in Section 2.1 of the Agreement).

         TO HAVE AND TO HOLD all of the properties, assets and rights granted and transferred hereby, with the appurtenances thereof, unto the Buyer, its successors and assigns forever, to and for their own use and benefit.

         2. Power of Attorney. For the consideration aforesaid, the Seller hereby constitutes and appoints the Buyer, its successors and assigns, the true and lawful attorney or attorneys of the Seller, with full power of substitution, for the Seller and in its name and stead, or otherwise, but on behalf and for the benefit of the Buyer, its successors and assigns, to demand and receive from time to time, any and all properties hereby given, granted, bargained, sold, assigned, transferred, conveyed, set over, confirmed or delivered and give receipts and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute any and all proceedings at law, in equity or otherwise, which the Buyer, its successors or assigns, may deem proper in order to collect, assert or enforce any claim, right or title of any kind in and to the properties hereby given, granted, bargained, sold, assigned, transferred, set over, confirmed, delivered or conveyed, and to defend or compromise any or all actions, suits or proceedings in respect of any of said properties and do all such acts and things in relation thereto as the Buyer, its successors and assigns, shall deem advisable, the Seller hereby declaring that the appointment made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by the Seller in any manner and for any reason.

         3. Covenants. The Seller, for itself and its successors and assigns, does hereby covenant with the Buyer, its successor and assigns, that the Seller and its successors and assigns will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, bills of sale, transfers, assignments, conveyances, powers of attorney, conveying and confirming unto the Buyer, its successors and assigns, all and singular, the properties hereby granted, sold, assigned, transferred, conveyed and delivered as the Buyer, its successors or assigns, shall reasonably require.

         4. Required Consents. To the extent that the assignment of any claim, suit, contract, license, lease, charter, commitment, sales order or purchase order to be assigned to the Buyer hereby shall require the consent of the other party thereto, this instrument shall not constitute an assignment of the same if such consent has not been given and if an assignment or attempted assignment without such consent of said other party would constitute a breach thereof or in any way adversely affect the rights, powers, privileges, or liabilities of the Seller or the Buyer thereunder.

         5. Counterparts; Headings. This Bill of Sale and General Assignment of Assets may be executed in one or more counterparts, each of which shall be an original, but together shall constitute one and the same instrument. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Bill of Sale and General Assignment of Assets.

         6. Conflict with Agreement. In the event that any provision of this Bill of Sale and General Assignment of Assets be constructed to conflict with a provision in the Agreement, the provision in the Agreement shall be deemed to be controlling.

         IN WITNESS WHEREOF, the parties have caused this Assignment to be duly executed and delivered as of August __, 1999.

                              SELLER:

                              HEWLETT-PACKARD COMPANY

                              By: ______________________________________________

                              Name: ____________________________________________

                              Title: ___________________________________________



                              PINNACLE SYSTEMS, INC.

                              By: ______________________________________________

                              Name: ____________________________________________

                              Title: ___________________________________________

                                    EXHIBIT F
                   FORM OF INVESTMENT REPRESENTATION STATEMENT

                                    EXHIBIT F

                             PINNACLE SYSTEMS, INC.

                       INVESTMENT REPRESENTATION STATEMENT


         In connection with its acquisition of shares of Common Stock (the "Shares") of Pinnacle Systems, Inc. (the "Company") pursuant to that certain Asset Purchase Agreement dated June 30, 1999 (the "Agreement"), Hewlett-Packard Company, a Delaware corporation (the "Purchaser"), hereby represents and warrants to the Company as follows:

         1. Investment Intent; Capacity to Protect Interests. Purchaser is purchasing the Shares for investment only and not with any present intention or view toward selling or otherwise disposing of the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act or pursuant to an effective registration statement under that act. Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased and will be held for the Purchaser's account only and neither in whole nor in part for any other person. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

         2. Authorization. Purchaser's purchase of the Shares has been duly authorized by all requisite corporate action of Purchaser.

         3. Information Concerning Company. Purchaser has received all information Purchaser has deemed appropriate to enable the Purchaser to evaluate the financial risk inherent in investing in the Shares; provided, however, that the foregoing shall not be deemed to limit or affect in any manner the representations and warranties made by the Company in connection with Purchaser's acquisition of the Shares. Purchaser either has a preexisting business or personal relationship with the Company or any of its officers, directors, or controlling persons or by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

         4. Restricted Securities. The Purchaser acknowledges that the sale of the Shares will not be registered under the Securities Act. The Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available, and the Company is under no obligation to register the Shares except as set forth in the Agreement or in the Stock Restriction and Registration Rights Agreement, which is to be entered into by the Company in connection with closing of the transactions contemplated by the Agreement. Purchaser further acknowledges that it is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and the limitations imposed by the Securities Act. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (i) they are registered under the Securities Act or such registration is not required, and
(ii) if the transfer if pursuant to an exemption from registration, an opinion of counsel reasonably satisfactory to the Company that the transaction is so exempt. Purchaser will refrain from selling, transferring, or otherwise disposing of any of the Shares in such manner as to cause the Company to be in violation of the registration requirements of the Securities Act or applicable state securities or Blue Sky laws.

         5. Tax Representation. Purchaser has reviewed with its own tax advisors the federal, state, local, and foreign tax consequences of this investment. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that it (and not the Company) will be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this agreement.

         Executed effective June 30, 1999.

                                         HEWLETT-PACKARD COMPANY


                                         By: ___________________________________


                                         Name: _________________________________


                                         Title: ________________________________

                                    EXHIBIT G
           FORM OF STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT G

                              STOCK RESTRICTION AND
                          REGISTRATION RIGHTS AGREEMENT


         THIS  STOCK   RESTRICTION  AND  REGISTRATION   RIGHTS  AGREEMENT  (this
 "Agreement") is made effective as of July __, 1999 by and between PINNACLE SYSTEMS, INC., a California corporation (the "Company"), and HEWLETT-PACKARD
COMPANY, a Delaware corporation ("HP").

                                    RECITALS

         A. Pursuant to the terms of the Asset Purchase Agreement dated June 30, 1999 (the "Purchase Agreement"), by and between the Company and HP, HP shall acquire from the Company ____________________ (__________) fully paid and nonassessable shares (the "Pinnacle Shares") of the Company's Common Stock, no par value (the "Common Stock") as partial payment of the Purchase Price (as such term is defined in the Purchase Agreement) for the sale of certain assets and the transfer of certain liabilities of HP to the Company.

         B. The transactions contemplated by the Purchase Agreement are to be consummated at the "Closing Date", as such term is defined in the Purchase Agreement.

         C. In connection with the Asset Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement with respect to one-half of the Pinnacle Shares issued to HP at the Closing Date and one-half of any additional shares of Common Stock issued to HP on a later date in accordance with Section 3.1(c) of the Purchase Agreement and HP has agreed to certain restrictions with respect to the disposition of the remainder of such shares.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions herein and in the Purchase Agreement, the parties hereto hereby agree as follows:

                                   SECTION 1

                                   DEFINITIONS

     1.1 Certain Definitions. As used in this Agreement:

          (a) The term "beneficially owned" refers to the meaning of such terms as provided in Rule 13d-3 promulgated under the Exchange Act.

          (b) The term "Company Public Sale Event" shall mean any sale by the Company of Common Stock for its own account as contemplated by Section 3.2 pursuant to an effective Registration Statement filed by the Company, filed on Form S-1 or any other form for the general registration of securities with the Commission (other than a Registration Statement filed by the Company on either Form S-4 or Form S-8 or any registration in connection with a standby underwriting in connection with the redemption of outstanding convertible securities).

          (c) The term "Company Sale Notice" shall mean a Notice of Offering pursuant to Subsection 3.1 from the Company to each Holder stating that the Company proposes to effect a Company Public Sale Event.

          (d) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

          (e) The term "person" shall mean any person, individual, corporation, partnership, limited liability company, joint stock company, unincorporated association, joint venture, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

          (f) The term "Holder" means HP and any transferee of Registrable Securities pursuant to Section 3.9 of this Agreement, provided that any such person shall cease to be a Holder on the Termination Date.

          (g) The term "Preliminary Prospectus" shall mean each preliminary prospectus included in a Registration Statement or in any amendment thereto prior to the date on which such Registration Statement is declared effective under the Securities Act, including any prospectus filed with the SEC pursuant to Rule 424(a) under the Securities Act.

          (h) The term "Prospectus" shall mean each prospectus included in a Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in accordance with Rule 430A), together with any supplement thereto, and any material incorporated by reference into such Prospectus, all as filed with, or transmitted for filing to, the SEC pursuant to Rule 424(b) under the Securities Act.

          (i) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

          (j) The term "Registration Expenses" shall have the meaning contained in Section 3.2 hereof.

          (k) The term "Registrable Securities" shall refer to ______ of the Pinnacle Shares [representing 1/2 of the total number of shares issued on the Closing Date] issued in connection with Purchase Agreement, (ii) 1/2 of any shares of Common Stock issued to HP pursuant to Section 3.1(c) of the

Purchase Agreement, and (iii) any Common Stock of the Company issued by the Company to HP in respect of the shares identified in clause (i) or (ii) upon any stock split, stock dividend, recapitalization, or similar event; provided, that if, upon any stock dividend, recapitalization or similar event, the Company issues securities which are not immediately convertible into Common Stock, the term "Registrable Securities" shall also include such securities.

          (l) The term "Registration Statement" shall mean any registration statement (including the Preliminary Prospectus, the Prospectus, any amendments (including any post-effective amendments) thereof, any supplements and all exhibits thereto and any documents incorporated therein by reference pursuant to the rules and regulations of the SEC), filed by the Company with the SEC under the Securities Act in connection with the SEC provisions of Section 3.

          (m) The term "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

          (n) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

          (o) The term "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (p) The term "Termination Date" means shall mean the earlier of the respective dates on which the Company has no further obligation under the terms of this Agreement to file or keep effective the Shelf Registration Statement under Subsection 3.1(b).

         (q) The term "Unregistered Shares" shall mean all of the shares of common stock issued to HP in connection with the Acquisition that are not Registrable Securities.

     1.2 Definitions Generally. Capitalized terms used herein but otherwise not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                   SECTION 2

                        RESTRICTIONS ON TRANSFERABILITY;
                         COMPLIANCE WITH SECURITIES ACT

     2.1 Restrictions on Transferability. HP agrees that the Pinnacle Shares shall not be sold, assigned, transferred or pledged unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and HP furnishes Pinnacle with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel to the transferring shareholder, reasonably satisfactory to Pinnacle and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Pinnacle Shares, or (iii) the offer and sale of the Pinnacle Shares is registered under the Securities Act or
(iv) such sale, transfer or other disposition is otherwise in compliance with the Securities Act and the rules and regulations thereunder. HP will cause any proposed purchaser, assignee, transferee, or pledgee of the Pinnacle Shares held by HP to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

     2.2 Restrictive Legends.

          (a) Each certificate representing the Pinnacle Shares, including any new certificates issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED (1) IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER THE ACT (2) UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT, (3) IN THE OPINION OF COUNSEL TO THE TRANSFERRING SHAREHOLDER (WHICH SHALL BE REASONABLY SATISFACTORY TO THE ISSUER) SOME OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE OR (4) UNLESS THE SALE IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE ACT.

         Each holder of a certificate evidencing the Restricted Securities as set forth in this Section 2.2(a) consents to the Company making a notation on its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Section 2.

          (b) Each certificate representing the Unregistered Shares, including any new certificates issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with an additional legend in the following form (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT DATED JULY __, 1999 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNTIL __________, 2001 EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.

         Each holder of a certificate evidencing the Unregistered Shares as set forth in this section 2.2(b) consents to the Company making a notation on its records and giving instructions to any transfer agent of the Company's Common Stock in order to implement the restrictions on transfer established in this
Section  2.

     2.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than a transfer not involving a change in beneficial ownership), and, in the case of Unregistered Shares, for a period of two years after the Closing Date, unless in either case there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by evidence of satisfaction of Section 2.1 hereof, and, as applicable such documentation or opinions as necessary under
Section 2.1, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

                                   SECTION 3

                               REGISTRATION RIGHTS

     3.1 Shelf Registration.

          (a) Form S-3 Registration. As promptly as practicable and in any event within 5 days after the issuance of the Pinnacle Shares in connection with the Closing under the Purchase Agreement, the Company shall file a registration statement on Form S-3 under the Securities Act covering the resale of the Registrable Securities by the Holders thereof. Within 5 days after the issuance of any shares of Common Stock to HP pursuant to Section 3.1(c) of the Purchase Agreement, Pinnacle shall amend such Form S-3 to cover 1/2 of such additional shares of Common Stock as necessary so that all of the Registrable Securities are covered by such Form S-3. Nothing herein shall be deemed to provide any registration rights with respect to the Unregistered Shares.

          (b) Obligations of the Company. In connection with any registration of Registrable Securities pursuant to this Section 3.1, the Company shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter and to remain effective until the earlier of (A) the second anniversary of the date of issuance of the Pinnacle Shares, (B) the sale of all of such shares of Registrable Securities so registered or (C) ninety days after the date as all of the Registrable Securities can be sold by Holders within a three-month period without compliance with the volume requirements of the Securities Act pursuant to Rule 144 thereunder.

     3.2 Company Sale Events.

          (a) Determination. Subject to Section 3.5(b) the Company may at any time effect a Company Public Sale Event pursuant to a Registration Statement filed by the Company if the Company gives each Holder a Company Sale Notice, provided that such Company Sale Notice is given not less than 21 days prior to the initial filing of the related Registration Statement. The obligation of the Company to give to each Holder a Company Sale Notice and to permit piggyback registration rights to Holders with respect to Registrable Securities in connection with Company Sale Events in accordance with this Section 3.2 shall terminate in accordance with Section 3.11.

          (b) Notice. The Company Sale Notice shall offer the Holders the opportunity to participate in such offering and include the number of shares of Registrable Securities which represents the best estimate of the lead managing underwriter (or, if not known or applicable, the Company) that will be available for sale by the Holders in the proposed offering.

          (c) Piggyback Rights of Holders. (A) If the Company shall have delivered a Company Sale Notice, Holders shall be entitled to participate on the same terms and conditions as the Company in the Company Public Sale Event to which such Company Sale Notice relates and to offer and sell shares of Registrable Securities therein only to the extent provided in this Section 3.2(a). Each Holder desiring to participate in such offering shall notify the Company no later than ten (10) days following receipt of a Company Sale Notice of the aggregate number of shares of Registrable Securities that such Holder then desires to sell in the offering. (B) Each Holder desiring to participate in a Company Public Sale Event may include shares of Registrable Securities in any Registration Statement relating to a Company Public Sale Event to the extent that the inclusion of such shares shall not reduce the number of shares of Common Stock to be offered and sold by the Company to be included therein. If the lead managing underwriter selected by the Company for a Company Public Sale Event advises the Company in writing that the total number of shares of Common Stock to be sold by the Company together with the shares of Registrable Securities which such Holders intend to include in such offering would be reasonably likely to adversely affect the price or distribution of the Common Stock offered in such Company Public Sale Event or the timing thereof, then there shall be included in the offering only that number of shares of Registrable Securities, if any, that such lead managing underwriter reasonably and in good faith believes will not jeopardize the marketing of the offering; provided that if the lead managing underwriter determines that such factors require a limitation on the number of shares of Registrable Securities to be offered and sold as aforesaid and so notifies the Company in writing, the number of shares of Registrable Securities to be offered and sold by Holders desiring to participate in the Company Public Sale Event, shall be allocated among those Holders desiring to participate in such Company Public Sale Event on a pro rata basis based on their holdings of Registrable Securities. If any Holder does not request inclusion of the maximum number of shares of Registrable Securities allocated to it pursuant to the above-described procedure, the remaining portion of its allocation shall be reallocated among those requesting Holders whose allocation did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities held by such Holders, and this procedure shall be repeated until all of the shares of Registrable Securities which may be included in the underwriting have been so allocated.

          (d) Discretion of the Company. In connection with any Company Public Sale Event, subject to the provisions of this Agreement, the Company, in its sole discretion, shall determine whether (a) to proceed with, withdraw from or terminate such Company Public Sale Event, (b) to enter into a purchase agreement or underwriting agreement for such Company Public Sale Event, and (c) to take such actions as may be necessary to close the sale of Common Stock contemplated by such offering, including, without limitation, waiving any conditions to closing such sale which have not been fulfilled.

          (e) Market-Standoff Agreement. In connection with a Company Public Sale Event, securities in connection with an effective registration statement under the Securities Act, each Holder agrees, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time after the effectiveness of the registration statement as specified by such underwriters, not to exceed one hundred eighty (180) days; provided that all officers, directors and 5% stockholders of the Company are bound by and have entered into similar agreements. Each Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 3.2(e).

     3.3 Agreements Concerning Offerings. Subject to the terms and conditions hereof, in connection with any Registration Statement, the Company will:

          (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus (the "Prospectus") used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement.

          (b) Furnish to the participating Holders or the underwriters such number of copies of any Prospectus (including any preliminary Prospectus and any amended or supplemented Prospectus), in conformity with the requirements of the Securities Act, as the Holders may reasonably request in order to effect the offering and sale of the shares of Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current.

          (c) Provide to any Holder requesting to include Registrable Securities in such Registration Statement and any managing underwriter(s) participating in any distribution thereof and to any attorney, accountant or other agent retained by such Holder or managing underwriter(s), reasonable access to appropriate officers and directors of the Company, its independent auditors and counsel to ask questions and to obtain information (including any financial and other records and pertinent corporate documents) reasonably requested by any such Holder, managing underwriter(s), attorney, accountant or other agent in connection with such Registration Statement or any amendment thereto, provided, however, that (i) in connection with any such access or request, any such requesting persons shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and (ii) any records, information or documents shall be kept confidential by such requesting persons, unless (i) such records, information or documents are in the public domain or otherwise publicly available or (ii) disclosure of such records, information or documents is required by court or administrative order or by applicable law (including, without limitation, the Securities Act).

          (d) Use its best efforts to register or qualify the shares of Registrable Securities covered by such registration statement under the securities or Blue Sky laws of such states as the participating Holders shall reasonably request, maintain any such registration or qualification current until the earlier of (A) the second anniversary of the date of this Agreement,
(B) the sale of all the shares of Registrable Securities so registered or (C) such time as all of the Registrable Securities can be sold by Holders within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 thereunder; provided, however, that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

          (e) Take all such other action either necessary or desirable to permit the shares of Registrable Securities held by the Holders to be registered and disposed of in accordance with the method of disposition described herein.

          (f) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each participating Holder participating in such underwriting shall also enter into and perform its obligations under any such agreement.

          (g) Cause  all  Registrable  Securities  registered  pursuant  to this
Section 3.13(g)to be listed on The Nasdaq National Market or such other exchange as the Company's Common Stock is then listed or quoted.

          (h) Provide for or designate a transfer agent and registrar (which may be the same entity) for the Registrable Securities covered by the Registration Statement from and after the effective date of such Registration Statement.

          (i) Cooperate with the selling Holders of Registrable Securities and any managing underwriters to facilitate the timely issuance and delivery to any underwriters to which any Holder may sell Registrable Securities in such offering certificates evidencing shares of the Registrable Securities not bearing any restrictive legends and in such denominations and registered in such names as the managing underwriters may request.

          (j) The Company will keep the Holders informed of the Company's best estimate of the earliest date on which such Registration Statement or any post-effective amendment thereto will become effective and will notify each Holder, Holders' Counsel and the managing underwriter(s), if any, participating in the distribution pursuant to such Registration Statement promptly (i) when such Registration Statement or any post-effective amendment to such Registration Statement is filed or becomes effective, (ii) of any request by the Commission for an amendment or any supplement to such Registration Statement or any related Prospectus, or any other information request by any other governmental agency directly relating to the offering, and promptly deliver to each Holder participating in the offering and the managing underwriter(s), if any, copies of all correspondence between the Commission or any such governmental agency or self-regulatory body and all written memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement or proposed sale of shares, to the extent not covered by attorney-client privilege or constituting attorney work product, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related Prospectus or the initiation or threat of any proceeding for that purpose, (iv) of the suspension of the qualification of any shares of Common Stock included in such Registration Statement for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose, (v) of any determination by the Company that an event has occurred (the nature and pendency of which need not be disclosed during a "black-out period" pursuant to Section 3.5(a)) which makes untrue any statement of a material fact made in such Registration Statement or any related Prospectus or which requires the making of a change in such Registration Statement or any related Prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the completion of the distribution contemplated by such Registration Statement if it relates to a Company Sale Event.

          (k) In the event of the issuance of any stop order suspending the effectiveness of such Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any shares of Common Stock included in such Registration Statement for sale in any jurisdiction, the Company will obtain its withdrawal at the earliest possible time.

     3.4  Expenses.

          (a) All expenses, other than discounts and commissions, incurred in connection with any registration pursuant to Sections 3.1 and 3.2 shall be borne by the Company. The costs and expenses of any such registration shall include, without limitation, the reasonable fees and expenses of the Company's counsel and its accountants, the reasonable fees and expenses of one counsel for the Holders and all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of the Company's transfer agent and all other costs and expenses of complying with the provisions of this Section 3 with respect to such registration (collectively, "Registration Expenses").

          (b) Excluding the Registration Expenses, the participating Holders shall pay all other expenses incurred on their behalf with respect to any registration pursuant to Sections 3.1 and 3.2 including any counsel for the participating Holders (other than counsel as provided in Section 3.4(a)) and all underwriting discounts and selling commissions with respect to the Registrable Securities sold by them pursuant to such registration statement.

         3.5 Blackout Periods.

          (a) Black-Out Periods for Holders. No Holder shall offer to sell or sell any shares of Registrable Securities pursuant to the Shelf Registration Statement, and the Company shall not be required to supplement or amend any Registration Statement or otherwise facilitate the sale of Registrable Securities pursuant thereto, during the 30-day period (or such lesser number of days until the Company makes its next required filing under the Exchange Act) immediately following the receipt by each Holder of a certificate of an authorized officer of the Company to the effect that the Board of Directors of the Company has determined in good faith that such offer, sale, supplement or amendment is likely to require the disclosure of confidential information that would materially and adversely affect the Company. The Company may not exercise this postponement right more than once in any twelve (12) month period. Any period described in Section 3.5(a) during which Holders are not able to sell shares of Registrable Securities pursuant to the Shelf Registration Statement is herein referred to as a "black-out" period. The Company shall notify each Holder of the expiration or earlier termination of any "black-out" period (the nature and pendency of which need not be disclosed during such "black-out" period).

          (b) The period during which the Company is required pursuant to Subsection 3.1 to keep the Shelf Registration Statement continuously effective shall be extended by a number of days equal to the number of days, if any, of any "black-out" period applicable to Holders pursuant to this Section 3.5 occurring during such period, plus a number of days equal to the number of days during such period, if any, of any period during which the Holders are unable to sell any shares of Registrable Securities pursuant to the Shelf Registration Statement as a result of the happening of any event of the nature described in Sections 3.7(b)(ii), 3.7(b)(iii) or 3.7(b)(v).

     3.6 Black-Out Period for the Company. Except for offers to sell and sales of Common Stock pursuant to a Registration Statement on Form S-8 or on Form S-4, standby underwritings in connection with the redemption of outstanding convertible securities, the conversion of outstanding convertible securities or in connection with the acquisition by the Company of another company or business, the Company shall not publicly offer to sell or sell any shares of capital stock of the Company during the 60-day period immediately following the initial sale of shares by any Holder in an underwritten public offering of shares in connection with a Company Sale Event.

     3.7  Indemnification and  Contribution.

          (a) To the extent permitted by law, the Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of their respective officers, directors and employees against any losses, claims, damages or liabilities, or actions in respect thereof to which such Holder or persons may become subject under the Securities Act, or otherwise (collectively, "Losses"), insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in Registration Statement, any related Preliminary Prospectus or any related Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder or persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company shall not be so liable to the extent that any such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in said Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of such Holder specifically for use therein. Notwithstanding the foregoing, the Company shall not be liable in any such instance to the extent that any such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus if (i) after the Company had made available sufficient number of copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities to the person asserting such Losses or who purchased the Registrable Securities the purchase of which is the basis of the action if, in either instance, such delivery by such Holder is required by the Securities Act and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or alleged omission; and the Company shall not be liable in any such instance to the extent that any such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities if such delivery by such Holder is required by the Securities Act. This indemnity agreement will be in addition to any liability which the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such Person and shall survive the Termination Date and the transfer of Registrable Securities by such Holder as otherwise permitted hereby.

          (b) To the extent permitted by law, each Holder severally agrees to indemnify and hold harmless the Company, each other Holder and each person, if any, who controls the Company or such other Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective officers, directors and employees, against any Losses to which the Company, such other Holder or such persons may become subject under the Securities Act, or otherwise, insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any related Preliminary Prospectus or any related Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holder or such persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses, in each instance to the extent, but only to the extent, that any such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in said Registration Statement, said Preliminary Prospectus or said Prospectus, or any said amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of such Holder specifically for use therein; provided, however, that the liability of each Holder under this Section 3.7(b) shall be limited to an amount equal to the proceeds of the sale of shares of Registrable Securities by such Holder in the offering which gave rise to the liability (net of underwriting commissions paid or incurred by such Holder in connection with the registration, if any, and sale). This indemnity agreement will be in addition to any liability which Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such person and shall survive the Termination Date and the transfer of Registrable Securities by such Holder as otherwise permitted hereby.

          (c) Promptly after any person entitled to  indemnification  under this
Section 3.8 receives notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to the indemnification provisions of this Section 3.7, notify the indemnifying party in writing of the claim or the commencement of such action; provided, however, that the failure or delay to so notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party hereunder unless and to the extent such failure or delay has prejudiced the rights of the indemnifying party and shall not, in any event, relieve it from any liability which it may have to the indemnified party other than pursuant to the indemnification provisions of this Section 3.7. If any such claim or action shall be brought against an indemnified party, and it has notified the indemnifying party thereof in accordance with the terms hereof, the indemnifying party shall be entitled to participate in the defense of such claim, or, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, upon written notice to the indemnified party of such assumption. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, (i) the indemnifying party shall not be liable to the indemnified party pursuant to the indemnification provisions hereof for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, (ii) the indemnifying party shall not be liable for the costs and expenses of any settlement of such claim or action unless such settlement was effected with the consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed) and (iii) the indemnified party shall be obligated to cooperate with the indemnifying party in the investigation of such claim or action; provided, however, that any indemnified party hereunder shall have the right to employ separate counsel  and  to  participate  in the  defense  of  such  claim  assumed  by the indemnifying party, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (b) the indemnifying party shall have failed to assume the defense of such claim from the person entitled to indemnification hereunder and failed to employ counsel within a reasonable period following such assumption, or (c) in the reasonable judgment of the indemnified party, based upon advice of its counsel, a material conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims or there may be one or more material legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of the indemnified party). Notwithstanding the foregoing, the Holders (together with their respective controlling persons and officers, directors and employees) shall have the right to employ at the expense of the Company only one separate counsel to represent such Holders (and their respective controlling persons and officers, directors and employees) who may be subject to liability arising out of any one action (or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances) in respect of which indemnity may be sought by such Holders against the Company pursuant to the indemnification provisions of this Section
3.7. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. All fees and expenses to be paid by the indemnifying party hereunder shall be paid a commercially reasonable time after they are billed to the indemnified party, subject to receipt of a written undertaking from the indemnified party to repay such fees and expenses if indemnity is not ultimately determined to be available to such indemnified party under this Section 3.7.

          (d) In order to provide for just and equitable contribution between the Company and such Holders in circumstances in which the indemnification provisions of this Section 3.7 are for any reason insufficient or inadequate to hold the indemnified party harmless, the Company and such Holders shall contribute to the aggregate Losses (including any investigation, legal and other fees and expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution actually received from persons other than the Company and such Holders) to which the Company and one or more of its directors or its officers who sign such Registration Statement or such Holders or any controlling person of any of them, or their respective officers, directors or employees may become subject, under the Securities Act, under any other statute, at common law or otherwise, insofar as such Losses or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such contributions shall be in such amounts that the portion of such Losses for which each such Holder shall be responsible under this Section 3.7(d) shall be limited to the portion of such Losses which are directly attributable to an untrue statement of a material fact or an omission to state a material fact in said Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any such Holder specifically for use therein, and the Company shall be responsible for the balance of such Losses; provided, however, that the liability of each such Holder to make such contribution shall be limited to an amount equal to the proceeds of the sale of shares of Registrable Securities by such Holder in the offering which gives rise to the liability (net of underwriting commissions and disbursements) paid or incurred in connection with the registration, if any, and sale). As among themselves, such Holders agree to contribute to amounts payable by other such Holders in such manner as shall, to the extent permitted by law, give effect to the provisions in Section 3.7(b). The Company and such Holders agree that it would not be just and equitable if their respective obligations to contribute pursuant to this Section were to be determined by pro rata allocation (other than as set forth above) of the aggregate Losses by reference to the proceeds realized by such Holders in a sale pursuant to said Registration Statement or said Prospectus or by any other method of allocation which does not take account of the considerations set forth in this Section 3.7(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution under this Section from any person who was not guilty of such fraudulent misrepresentation.


     3.8 Information by Holder. The Holders whose securities are included in any registration effected pursuant to this Section 3 shall furnish in writing to the Company such information regarding such persons and the distribution proposed by such persons as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3. The Company's obligations under this Section 3 are conditioned upon compliance by such persons with the provisions of this Section 3.8.

     3.9  Transfer of  Registration  Rights.  The rights to cause the Company to register securities granted by the Company under Sections 3.1 and 3.2 may be assigned by HP to the transferee or assignee of not less than 20% of Registrable Securities (as adjusted for stock splits and the like) and provided that the Company is given written notice of any such transfer within thirty (30) days of the date of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and provided further that the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company and provided further that the transferee or assignee of such rights assumes in writing in a form reasonably acceptable to the Company the obligations of any Holder under this Agreement. If the stock certificates of a transferring Holder bear a restrictive legend, the stock certificates of its transferee to whom the rights hereunder are being transferred shall, subject to the terms of this Agreement, also bear such a restrictive legend. Except with respect to transfers pursuant to this
Section 3.9, a transferee of Registrable Securities shall neither assume any liabilities or obligations nor enjoy any rights hereunder and shall not be bound by any of the terms hereof Each Holder hereby agrees that any transfer of shares of Registrable Securities by such Holder shall be made (i) in compliance with the registration requirements of the Securities Act or (ii) in a transaction exempt from the registration requirements of the Securities Act. The Company may request, as a condition to the transfer of any Registrable Securities, that the transferring Holder provide the Company with an opinion of securities counsel reasonably satisfactory to it with regard to compliance with the terms of this Agreement.

     3.10 Termination of Registration Rights. The registration rights granted pursuant to this Section 3 shall terminate as to any Holder on the Termination Date.

     3.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Sections 3.1 or 3.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

                                    SECTION 4

                               UNREGISTERED SHARES

     4.1 Lock-Up. HP irrevocably agrees that it will not, directly or indirectly, sell, lend, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of the Unregistered Shares without the prior written consent of Pinnacle until __________, 2001.

                                   SECTION 5

                             EXCHANGE ACT REPORTING

     5.1 Exchange Act Reporting. At any time until the sale of all of the Registrable Shares and the Unregistered Shares, the Company agrees to:

          (a) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act or the Exchange Act; and

          (b) furnish to any Holder, forthwith upon request (A) a written statement by the Company that it has complied with the current public information and reporting requirements of Rule 144 and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested in connection with any Holder availing itself of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such rule or regulation.

     5.2 Form 144. If any Holder is required to file a Form 144 with respect to any sale of shares of Registrable or Restricted Securities, such Holder shall promptly deliver to the Company a copy of such completed Form 144 filed with the SEC.

                                    SECTION 6

                                  MISCELLANEOUS

     6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state.

     6.2 Successors and Assigns. Except for transfers permitted by Section 2.1 and 3.10, neither party may, directly or indirectly, in whole or in part, neither by operation of law or otherwise, assign or transfer this Agreement or delegate any of its obligations under this Agreement without the other party's written consent. Any attempted assignment, transfer or delegation without such prior written consent will be void. Notwithstanding the foregoing, HP, or its permitted successive assignees or transferees, may assign or transfer this Agreement or delegate any rights or obligations hereunder without consent: (1) to any entity controlled by, or under common control with, HP, or its permitted successive assignees or transferees; or (2) in connection with a merger, reorganization, transfer, sale of assets or product lines, or change of control or ownership of HP, or its permitted successive assignees or transferees. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

     6.3 Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     6.4 Notices and Dates. All notices or other communications required or permitted under this Agreement shall be made in the manner provided in Section
12.4 of the Purchase Agreement. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

     6.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

     6.6 Severability. If any provision of this Agreement or portion thereof is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.



"COMPANY"                           PINNACLE SYSTEMS, INC.,
                                    a California corporation


                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________



"HP"                                HEWLETT-PACKARD COMPANY,
                                    a Delaware corporation


                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    EXHIBIT H
                      FORM OF OPINION OF COUNSEL TO SELLER

                                    EXHIBIT H

                  FORM OF OPINION OF COUNSEL TO SELLER**


     1. The Seller is a corporation validly existing under the laws of the State of Delaware and is duly qualified to transact business in the State of California.

     2. The Seller has the corporate power and authority to enter into and consummate the transactions contemplated by the Asset Purchase Agreement and the Related Agreements (collectively, the "Transaction Documents").

     3. The Transaction Documents have been duly authorized by all necessary corporate actions on the part of the Seller, and have been duly executed and delivered. The Transaction Documents constitute valid obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

     4. The execution, delivery and performance of the Transaction Documents do not conflict with or result in a violation or breach of, or constitute a default under, the Articles of Incorporation or Bylaws of the Seller.

     5. No consent, approval, order or authorization of, or declaration, filing or registration with, any court or governmental authority is required to be obtained or made by the Seller or under any applicable federal or state law, rule or regulation in connection with the execution, delivery or performance by the Seller of the Transaction Documents or the consummation of the transactions contemplated therein, except as contemplated by the Purchase Agreement.


--------
     **Subject to customary qualifications. Certain of the opinions may be issued in reliance upon an opinion of in-house counsel of Seller.

                                    EXHIBIT I
                       FORM OF OPINION OF COUNSEL TO BUYER

                                    EXHIBIT I

                       FORM OF OPINION OF BUYER'S COUNSEL


                                  July __, 1999



Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304

Ladies and Gentlemen:

         We have acted as counsel to Pinnacle Systems, Inc., a California corporation ("Pinnacle"), in connection with the acquisition (the "Acquisition") by Pinnacle of certain assets and liabilities of Hewlett-Packard Company, a corporation organized under the laws of Delaware (the "Seller"), pursuant to the Asset Purchase Agreement dated June __, 1999 among Pinnacle and the Seller (the "Purchase Agreement"). This opinion is furnished to you pursuant to Section 9.2(e) of the Purchase Agreement. Unless otherwise defined herein, the capitalized terms used in this opinion have the meaning given to them in the Purchase Agreement.

         We have acted as counsel for Pinnacle in connection with the negotiation of the Purchase Agreement, the Technology Transfer Agreement and the Manufacturing, Supply and Transition Services Agreement each dated as of June __, 1999, and the Stock Restriction and Registration Rights Agreement dated as of July __, 1999 each between Pinnacle and the Seller and the effectuation of the Acquisition. In addition, we have examined copies of each of the above-mentioned agreements. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents by any party other than Pinnacle where due execution and delivery are a prerequisite to the effectiveness thereof.


         As used in this opinion, the expression "to our knowledge" or "known to us" with reference to matters of fact means that, after an examination of documents made available to us by Pinnacle, and after inquiries of officers of Pinnacle, but without any further independent investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who

Hewlett-Packard Company
July ___, 1999
Page 2 of 4

have worked on matters for Pinnacle solely in connection with the Purchase Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Pinnacle or the rendering of the opinion set forth below.

         For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary company and stockholder action, to execute and deliver the Purchase Agreement and the Related Agreements and we assume that the representations and warranties made by you in the Purchase Agreement and the Related Agreements pursuant thereto are true and correct. We are also assuming that you have purchased the shares of Pinnacle Common Stock for value, in good faith and without notice of any adverse claims within the meaning of California Uniform Commercial Code.

         The opinions hereinafter expressed are subject to the following qualifications and assumptions:

         A. We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether such remedy is considered in a proceeding at law or in equity);

         B.       We  express  no  opinion  as  to  the  effect  of   applicable
                  bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally;

         C. We express no opinion as to the enforceability of any of the agreements attached as exhibits to the Purchase Agreement other than the Related Agreements;

         D. We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws;

         E.       We  express  no  opinion  as  to  the  enforceability  of  the indemnification provisions of Section 3.7 of the Stock Restriction and Registration Rights Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

         F. We are members of the Bar of the State of California and we are not expressing any opinion as to any matter relating to laws of any jurisdiction other than the laws of the United States of America and the laws of the State of California.

Hewlett-Packard Company
July ___, 1999
Page 3 of 4

         Based upon and subject to the foregoing, and except as set forth in the Purchase Agreement, we are of the opinion that:

          1. Pinnacle is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

          2. The shares of Pinnacle Common Stock issuable in connection with the Acquisition are duly and validly issued, fully paid and nonassessable.

          3. All corporate action on the part of Pinnacle, its directors and shareholders necessary for the authorization, execution and delivery of the Purchase Agreement and the Related Agreements by Pinnacle, the authorization, sale, issuance and delivery of the shares of Pinnacle Common Stock issuable in connection with the Acquisition and the performance of Pinnacle's obligations under the Purchase Agreement and the Related Agreements has been taken. The Purchase Agreement and the Related Agreements have been duly and validly executed and delivered by Pinnacle and constitute valid and binding obligations of Pinnacle, enforceable against Pinnacle in accordance with their respective terms.

          4. To our knowledge, there is no action, suit, proceeding, claim or investigation pending or threatened against Pinnacle which challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by the Purchase Agreement or the Related Agreements.

          5. The execution, delivery, and performance of and compliance with the terms of the Purchase Agreement and the Related Agreements and the issuance of the shares of Pinnacle Common Stock issuable in connection with the Acquisition do not violate any provision of the Amended and Restated Articles of Incorporation or Bylaws of Pinnacle.

          6. No consent, approval, order or authorization of, or declaration, filing or registration with any court or governmental authority is required to be obtained or made by Pinnacle or under any applicable federal or state law, rule or regulation in connection with the execution, delivery or performance by Pinnacle of the Purchase Agreement or the Related Agreements or the transactions contemplated thereby, except as contemplated by the Purchase Agreement.

          7. The shares of Pinnacle Common Stock issued to Seller on the Closing Date have been duly authorized for listing by the Nadaq National Market upon official notice of issuance.

          8. The offer and sale of the shares of Pinnacle Common Stock to you pursuant to the terms of the Purchase Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933.

Hewlett-Packard Company
July ___, 1999
Page 4 of 4

          9. To our knowledge, no person has registration rights with respect to any securities of Pinnacle.

         This opinion is solely for your benefit and is not to be made available to or relied on by any other person without our express prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.


                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation